Exhibit No. 10.22















                            ENGINEERING, CONSTRUCTION
                            AND PROCUREMENT AGREEMENT

                                     between

                           CROWN ASPHALT RIDGE, L.L.C.

                                       and

                              CENTRY CONSTRUCTORS &
                                 ENGINEERS, LLC.




















                                November 5, 1997


                           ENGINEERING, CONSTRUCTION AND PROCUREMENT AGREEMENT

                                             TABLE OF ARTICLES

ARTICLE 1 DEFINITIONS..................................................................................  1
1.1      Definitions...................................................................................  1

ARTICLE 2 CONTRACTOR'S RESPONSIBILITIES................................................................  4
2.1      Scope of Work.................................................................................  4
2.2      Engineering Services..........................................................................  4
2.3      Contractor-Furnished Drawings, Data and Samples...............................................  5
2.4      Owner-Furnished Drawings......................................................................  6
2.5      Hazardous Material............................................................................  7
2.6      Additional Work...............................................................................  8
2.7      Subcontractors................................................................................  9
2.8      Means, Methods and Techniques.................................................................  9
2.9      Coordination of Work; Cooperation............................................................. 10
2.10     Materials, Appliances, Tools, Equipment, Machinery, Supplies, and
         Utilities..................................................................................... 10
2.11     Contractor's Plant, Equipment, and Facilities................................................. 11
2.12     Testing....................................................................................... 11
2.13     Use of Completed Portions..................................................................... 11
2.14     Cleanup....................................................................................... 12
2.15     Use of Owner's Construction Equipment or Facilities........................................... 12
2.16     Delivery, Unloading, and Storage.............................................................. 13
2.17     Inspection of Work............................................................................ 13
2.18     Shop Quality Surveillance..................................................................... 13
2.19     Quality Program Requirements.................................................................. 14
2.20     Correction of Defective Work.................................................................. 14
2.21     Backcharges................................................................................... 15
2.22     Waiver of Liens............................................................................... 16
2.23     Responsibility for Work....................................................................... 16
2.24     Temporary Office and Storage Facilities....................................................... 17
2.25     Environmental Conditions...................................................................... 17
2.26     Equal Products and Substitutions.............................................................. 17

ARTICLE 3 OWNER'S RESPONSIBILITIES..................................................................... 18
3.1      Owner's Responsibilities...................................................................... 18
3.2      Owner's Representations and Warranties........................................................ 19


ARTICLE 4 WARRANTIES AND GUARANTIES ................................................................... 19
4.1      Warranty and Guaranties....................................................................... 19
4.2      No Liens and Encumbrances..................................................................... 20
4.3      Exclusions.................................................................................... 20
4.4      Used Materials and Equipment; Special Application Equipment................................... 20
4.5      No Other Warranties........................................................................... 20
4.6      Documentation................................................................................. 21

ARTICLE 5 CONTRACT TIME................................................................................ 21
5.1      Project Schedule.............................................................................. 21
5.2      Mechanical Completion and Final Acceptance.................................................... 22
5.3      Project Schedule, Progress Reporting, and Meetings............................................ 24
5.4      Delays........................................................................................ 25





5.5      Time Extensions or Adjustments................................................................ 26
5.6      Force Majeure Events.......................................................................... 26
5.7      Updated Project Schedule...................................................................... 27
5.8      No Release.................................................................................... 27
5.9      Time Extensions After Final Payment........................................................... 27
5.10     Adjustment to Contract Price.................................................................. 28
5.11     Progress...................................................................................... 28

ARTICLE 6 COMPENSATION................................................................................. 28
6.1      Contract Price................................................................................ 28
6.2      Operation Bonus............................................................................... 28
6.3      Payment....................................................................................... 28
6.4      Time of Payment............................................................................... 29
6.5      Schedule of Values............................................................................ 29
6.6      Applications for Payment...................................................................... 29
6.7      Payment of Subcontractors..................................................................... 31
6.8      Liens and Claims.............................................................................. 31
6.9      Payment or Use Not Acceptance................................................................. 31
6.10     Final Payment................................................................................. 31
6.11     Operation Bonus Payment....................................................................... 32

ARTICLE 7 CHANGES IN THE WORK.......................................................................... 32
7.1      Minor Changes................................................................................. 32
7.2      Value Change Orders........................................................................... 32
7.3      Procedure for Change Orders................................................................... 32
7.4      Continued Performance Pending Resolution of Disputes.......................................... 33
7.5      Effect of Force Majeure Event................................................................. 33
7.6      Documentation................................................................................. 33
7.7      Notice of Change.............................................................................. 33
7.8      Unknown Conditions............................................................................ 33
7.9      Payment for Change Orders..................................................................... 34

ARTICLE 8 COST OF THE WORK FOR CHANGE ORDERS........................................................... 34
8.1      Cost of Design & Engineering Services......................................................... 34
8.2      Construction Labor and Other Cost Items....................................................... 34
8.3      Discounts..................................................................................... 36

ARTICLE 9 SUSPENSION OF THE WORK BY OWNER.............................................................. 36
9.1      Suspension.................................................................................... 36
9.2      Resumption of Work............................................................................ 37
9.3      Effect of Breach.............................................................................. 37

ARTICLE 10 INDEMNIFICATION............................................................................. 37
10.1     Contractor's Indemnification.................................................................. 37
10.2     Owner's Indemnification....................................................................... 38
10.3     Claim Procedure............................................................................... 38
10.4     No Limitation................................................................................. 39

ARTICLE 11 INSURANCE AND WAIVER OF SUBROGATION......................................................... 39
11.1     Contractor's Insurance........................................................................ 39
11.2     Owner's Insurance............................................................................. 41
11.3     Property Insurance Loss Adjustment............................................................ 42
11.4     Waiver of Subrogation......................................................................... 42
11.5     Limitation of Liability of Contractor......................................................... 42
11.6     Damage to Vehicles............................................................................ 43






ARTICLE 12 TERMINATION AND OWNER'S TAKEOVER RIGHTS .................................................... 43
12.1     Termination by Owner for Cause................................................................ 43
12.2     Termination for Convenience................................................................... 44

ARTICLE 13 DISPUTE RESOLUTION.......................................................................... 46
13.1     Commitment to Resolution...................................................................... 46
13.2     Dispute Resolution Procedure.................................................................. 47
13.3     Arbitration................................................................................... 47
13.4     Work Continuance.............................................................................. 48
13.5     Multiparty Proceeding......................................................................... 49

ARTICLE 14 LABOR, SAFETY & SECURITY.................................................................... 49
14.1     Labor, Employees, Supervision................................................................. 49
14.2     Performance of Work, Care Required............................................................ 49
14.3     Strikes....................................................................................... 49
14.4     Illumination.................................................................................. 50
14.5     Accident Prevention........................................................................... 50
14.6     Vehicular Requirements........................................................................ 51
14.7     Explosives and Blasting....................................................................... 51
14.8     Safety........................................................................................ 51
14.9     Protective Equipment.......................................................................... 52
14.10    Contractor Substance Abuse Program............................................................ 52
14.11    First Aid, Hospital, Medical.................................................................. 53
14.12    Clearances Along Roadways and Railroads....................................................... 53
14.13    Contractor's Security Responsibilities........................................................ 53
14.14    Security and Access to Site................................................................... 54
14.15    Fire Prevention............................................................................... 54

ARTICLE 15 MISCELLANEOUS PROVISIONS.................................................................... 55
15.1     Words and Phrases............................................................................. 55
15.2     Team Relationship............................................................................. 55
15.3     Extent of Agreement........................................................................... 55
15.4     Qualification in State........................................................................ 55
15.5     Contractor's Status........................................................................... 56
15.6     Commercial Activities......................................................................... 56
15.7     Site Inspection............................................................................... 56
15.8     Confidential Information...................................................................... 56
15.9     Nonwaiver of Defaults......................................................................... 57
15.10    Conflict of Interest.......................................................................... 57
15.11    Employees..................................................................................... 57
15.12    Laws, Ordinances, Permits, Licenses, and Taxes................................................ 57
15.13    Inventions.................................................................................... 58
15.14    Assignment.................................................................................... 58
15.15    Controlling Law............................................................................... 58
15.16    Severability.................................................................................. 59
15.17    Notices....................................................................................... 59
15.18    No Intended Third Party Beneficiaries......................................................... 60
15.19    Counterparts; Facsimile Signatures............................................................ 60

                                LIST OF SCHEDULES

SCHEDULE A - Work Scope

SCHEDULE B - Site and Battery Limits

SCHEDULE C - Contractor's Basic Rates

               ENGINEERING, CONSTRUCTION AND PROCUREMENT AGREEMENT


         This Engineering, Construction and Procurement Agreement (the "Agreement") is made as of this 5th day of November, 1997 by and between CROWN ASPHALT RIDGE, L.L.C., a Utah limited liability company ("Owner") and CENTRY CONSTRUCTORS AND ENGINEERS, LLC, a Utah limited liability company ("Contractor").



                                    Recitals:



         A. Owner is the owner of certain real property interests located at Asphalt Ridge near Vernal, Utah (the "Site") upon which Owner desires to have constructed a project to be known as the Asphalt Ridge Tar Sands Surface Facilities Project (the "Project").



         B. Contractor is experienced in the engineering, procurement and construction of mining facilities similar to the Project and desires to provide the Work, as hereinafter defined, in connection with the Project, upon the terms and conditions set forth herein.



                                   Agreement:



         NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Contractor agree as follows:



                              ARTICLE 1 DEFINITIONS



         1.1 DEFINITIONS. As used herein, the following terms shall have the indicated meanings:



                       1.1.1 Additional Work means services, work, equipment, material and labor that are outside the scope of the Work set forth in this Agreement.



                       1.1.2 Business Day means any day other than a Saturday, Sunday or holiday on which banks are closed in the State of Utah.



                       1.1.3  Change shall have the meaning set forth in Section
7.3 hereof.



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



                       1.1.4  Change  Order  shall have the meaning set forth in
Section 7.3 hereof.



                       1.1.5 Change Order Notice shall have the meaning set forth in Section 7.3.



                       1.1.6 Change Order Request shall have the meaning set forth in Section 7.3.



                       1.1.7 Contract Documents means the following documents:



                       1.2 Change Orders;



                       1.3 Work Scope;



                       1.4 Drawings;



                       1.5 Technical Specifications;



                       1.6 Amendments to this Agreement;



                       1.7 This Agreement; and



                       1.8  All  other   attachments  or  documents  adopted  by
reference in this Agreement.



         In case of any inconsistency, conflict or ambiguity among the Contract Documents, the documents shall govern in the order in which they are listed in this Section 1.1.7. If any inconsistency will materially affect the Contract Price or the Work then Contractor shall promptly, upon becoming aware thereof, provide Owner notice thereof pursuant to ARTICLE 7 and seek written clarification from Owner. In case of a conflict between any referenced codes, standards or technical specifications, such conflict will be resolved by a written clarification from Owner in a manner not inconsistent with the intent of the Contract Documents or applicable codes.



                       1.8.1  Contract Price shall have the meaning set forth in
Section 6.



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



                       1.8.2 Contract Time means the entire period for the performance of the Work commencing upon the Effective Date and ending upon Final Acceptance, and specifically includes the Mechanical Completion Date.



                       1.8.3 Contractor means CEntry Contractors & Engineers, LLC, a Utah limited liability company.



                       1.8.4  Day  means  a  calendar   day   unless   otherwise
specified.



                       1.8.5 Detailed Engineering Documents shall have the meaning set forth in Section 2.2.



                       1.8.6 Drawings means those drawings identified in the Work Scope and the Detailed Engineering Documents prepared by Contractor for the performance of the Work.



                       1.8.7 Effective Date means November 5, 1997.



                       1.8.8 Final Acceptance shall have the meaning set forth in Section 5.2.2.



                       1.8.9 Final  Payment  shall have the meaning set forth in
Section 6.10.



                       1.8.10 Force Majeure Event shall have the meaning set forth in Section 5.6.1.



                       1.8.11 Laws means all local, municipal, state and federal laws, ordinances, rules, directives, orders, and regulations existing as of the Effective Date or known in the industry to take effect after the Effective Date related to the Work and to the performance thereof, including, but not limited to, building and construction codes.



                       1.8.12 Mechanical Completion of the Work, or of a designated portion, occurs on the date when construction is sufficiently complete in accordance with the Contract Documents so that Owner can occupy or utilize the Work, or a designated portion thereof, for the use for which it is intended.



                       1.8.13 Mechanical Completion Date shall have the meaning set forth in Section 5.1.2.

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



                       1.8.14 Operation Bonus shall have the meaning set forth in Section 6.2.



                       1.8.15 Operation Period shall have the meaning set forth in Section 6.2.



                       1.8.16 Owner means Crown Asphalt Ridge, L.L.C., a Utah limited liability company.



                       1.8.17 Preliminary Schedule shall have the meaning set forth in Section 5.3.1.



                       1.8.18 Project Schedule shall have the meaning set forth in Section 5.3.1.



                       1.8.19 Punch List Items shall have the meaning set forth in Section 5.2.1.2.



                       1.8.20  Retention  shall  have the  meaning  set forth in
Section 6.3.



                       1.8.21  Rules  shall  mean  the   Construction   Industry
Arbitration Rules of the American Arbitration Association.



                       1.8.22 Service Agreement shall have the meaning set forth in Section 6.3.



                       1.8.23 Site means the area within the battery limits at Asphalt Ridge near Vernal, Utah, as more fully depicted on Schedule B hereto.



                       1.8.24 Subcontractor shall means a person or entity who has an agreement with Contractor or with Contractor's subcontractor or a Subcontractor at any tier to perform any portion of the Work or who supplies any equipment that is incorporated as part of the Work. The term "Subcontractor" does not include any separate contractor employed by Owner.



                       1.8.25 Used Materials and Equipment means equipment and materials included as a part of the Work which are specified in the Contract Documents or in an acknowledgement from Owner as being used, refurbished or rebuilt, and specifically include, but are not limited to, those items identified as such in the Work Scope.

                       1.8.26 Technical Specifications means those technical specifications identified in the Work Scope and the Detailed Engineering Documents prepared by Contractor for the performance of the Work.



                       1.8.27 Warranty Period means the period commencing on Mechanical Completion and ending on the date occurring twelve (12)-months after Mechanical Completion.



                       1.8.28 Work means the work, services, equipment, material and labor set forth in the Work Scope, and any other work or services described in or reasonably to be considered as falling under or required by the provisions of the Contract Documents and includes, but is not limited to, all design, engineering, Site preparation, procurement, construction labor, material, equipment, supplies, all facilities or things or services necessary thereto or a part thereof, but not inclusive of any work, equipment or materials to be provided by Owner or any Additional Work that may be provided in accordance with
ARTICLE 7.



                       1.8.29 Work Scope means the Work described on Schedule A hereto.



                     ARTICLE 2 CONTRACTOR'S RESPONSIBILITIES



         2.1 SCOPE OF WORK. Contractor shall perform or provide all of the Work described in the Work Scope. Contractor shall furnish the services of all supervisors, engineers, designers, draftsmen and other personnel necessary for the preparation of drawings, specifications, project schedules, cost estimates and other documents required by the Contract Documents, and shall obtain and maintain throughout the performance of the Work or for such other periods as may be required by applicable Laws, all permits, qualifications and licenses required to be taken out in the name of Contractor which are necessary or required for the performance of the Work, except for permits, qualifications and licenses that are the responsibility of Owner hereunder.



         2.2 ENGINEERING SERVICES. Contractor shall submit for Owner's review detailed engineering documents (the "Detailed Engineering Documents"). The
Detailed Engineering Documents shall set forth in detail the requirements for construction of the Work, and shall consist of drawings and specifications based upon Laws enacted at the time of their preparation. Construction shall be in accordance with the approved Detailed Engineering Documents. Three sets of the Detailed Engineering Documents shall be furnished to Owner prior to commencement of construction of the portion of the Work depicted in such Detailed Engineering Documents. Owner and Contractor have received a copy of certain soils and geotechnical recommendations from a geotechnical engineer (the "Soils Report"). If deemed necessary by Owner, Owner will retain the services of such other geotechnical engineers and consultants at Owner's cost as may be required in the opinion of Owner as the Work progresses. Owner agrees that Contractor is entitled to rely on the accuracy of the Soils Report without independent verification, Contractor has no responsibility for the geotechnical engineers or their recommendations, and that any such information arranged for or provided prior to the date hereof is for informational purposes only. Owner shall be responsible for any geotechnical conditions not identified in the Soils Report.



         2.3 CONTRACTOR-FURNISHED DRAWINGS, DATA AND SAMPLES. Review by Owner as provided in Section 2.2 does not constitute acceptance or approval of design details, calculations, analyses, test methods, certificates, or materials developed or selected by Contractor, and does not relieve Contractor from full compliance with the Contract Documents.



                      2.3.1 Drawings.  Unless otherwise provided in this Section
2.3.1 where drawings are required under the Contract Documents, including those for (a) installing Contractor-furnished material or equipment, or (b) planning and performance of the Work under the Contract Documents, such drawings shall be submitted timely by Contractor to Owner prior to the time fabrication, installation, or performance is commenced on the Work affected thereby. Drawings of a specific piece of equipment shall identify components with the manufacturer's part number or reference drawing number clearly indicated. If reference drawing numbers are used, the review data of such drawings shall be included. Drawings shall indicate design dimensions, and maximum and minimum allowable operating tolerances on all major wear kits, i.e., rotating, reciprocating, or intermittent sliding fits between shafts or stems and seals, guides, and pivot pins. The sequence of submission of all drawings shall be such that all information is available for reviewing each drawing when it is received.



         2.4  All  drawings  submitted  by  Contractor  shall  be  certified  by
Contractor  to be  correct  for the  stage  of the  engineering  services  being provided. Owner will conduct a review of Contractor's drawings and a reproducible drawing marked with one of the following notations will be returned to Contractor within one (1) Business Day after receipt of the drawing by Owner:




         A-           Proceed & Approved.


         B- Proceed, except as noted on drawing (resubmission not required).


         C-           Revise and resubmit.


         D-           Disapproved (see attachment).

         E-           Receipt acknowledged.



         2.5 Contractor shall provide three (3) record sets of the final drawings to be used in fabrication and/or construction.



                      2.5.1 Samples. Where samples are required by the Contract Documents, they shall be submitted by Contractor as a part of the Contract Price. Samples shall be subject to review, and materials represented by such samples shall not be manufactured, delivered to the Site, or incorporated into any Work without such review. Contractor shall have the right to proceed with Work which is the subject of the sample if Owner fails to notify Contractor in writing of Owner's approval of the sample within one (1) Business Day after receipt by Owner. If Owner subsequently directs a change in an item, the sample for which was otherwise in conformity with the Contract Documents when submitted for review by Contractor, Contractor shall be entitled to a Change Order under
ARTICLE 7.



         2.6 Samples which have been reviewed may, at Owner's option, be returned to Contractor for incorporation into the Work.



                      2.6.1 Data and Certificates. Where certificates are required, two (2) copies of each such certificate shall be submitted by and at the cost of Contractor. Such submittal shall be made not less than three (3) days prior to the time that the materials represented by such certificates are needed for incorporation into any portion of the Work. Certificates shall be subject to review, and material represented by such certificates shall not be fabricated, delivered to the Site or incorporated into any Work without such review. Contractor shall the right to proceed with Work which is the subject of the submittal of the data or certificate if Owner fails to approve same within one (1) Business Day after receipt. If Owner subsequently directs a change in an item, the submittal for which was otherwise in conformance with the Contract Documents when submitted for review by Contractor, Contractor shall be entitled to a Change Order under ARTICLE 7.



         2.7 Certificates shall clearly identify the material being certified and shall include but not be limited to providing the following information:
Contractor's name, Project name, name of the item, manufacturer's name, and reference to the appropriate drawing, Work Scope section, and Section number, all as applicable.



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



                      2.7.1  Ownership of Documents.



         2.8 The originals of calculation sheets, design, detail and working drawings, sketches, specifications, manufacturers' guarantees, and all other original documents pertaining to or prepared by Contractor for the Work shall be and shall remain at all times, throughout the Project and hereafter, the property of Owner.



         2.9 Upon Final Acceptance and before Final Payment, Contractor shall release and deliver to Owner any and all such originals; provided, however, that Contractor shall have the right to reproduce all such originals for the purpose of Contractor's record file of the Project.



         2.10 OWNER-FURNISHED DRAWINGS. In addition to the Drawings incorporated in the Contract Documents, Owner shall furnish Contractor with prints of such pertinent drawings of existing plant Site and structures, requested by Contractor, as may be available to Owner. Contractor shall be entitled to rely on the accuracy of such drawings and information unless otherwise expressly indicated by Owner to Contractor at the time any such drawing or information is delivered to Contractor. Contractor shall verify all above-grade elevations, clearances and utilities stub-up locations. Contractor shall give Owner prompt written notice of any defect in the existing drawings of which Contractor has actual knowledge.



         2.11         HAZARDOUS MATERIAL.



                      2.11.1 As used herein, "Hazardous Material" is any substance or material identified now or in the future as hazardous or toxic under any Law, or any other substance or material which may be considered hazardous or toxic or otherwise subject to statutory or regulatory requirements governing handling, disposal and/or clean-up, including, but not limited to, asbestos or polychlorinated biphenyl (PCB) but shall not include tar sands (or the components thereof) naturally occurring at the Site. Contractor shall not be obligated to commence or continue Work until any known or suspected Hazardous Material discovered at the Site has been removed, rendered or determined to be harmless by Owner as certified by an independent testing laboratory and approved by the appropriate government agency.



                      2.11.2 If after the commencement of the Work, known or suspected Hazardous Material is discovered at the Site (other than Hazardous
Materials brought on Site by Contractor or any of its Subcontractors), Contractor shall be entitled to immediately stop Work in the affected area, and Contractor shall report the condition to Owner and, if required, to any government entity with jurisdiction.



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



                      2.11.3 Contractor shall not be required to perform any Work relating to or in the area of known or suspected Hazardous Material (other than Hazardous Materials brought on Site by Contractor or any of its Subcontractors) without written mutual agreement.



                      2.11.4 Unless brought on Site by Contractor or any of its Subcontractors, Owner shall be responsible for retaining an independent testing laboratory to determine the nature of the material encountered and whether it is a Hazardous Material requiring corrective measures and/or remedial action. Such measures shall be the sole responsibility of Owner, and shall be performed in a manner minimizing any adverse effect upon the Work of Contractor. Contractor shall resume Work in the area affected by any Hazardous Material only upon written agreement between the parties after the Hazardous Material has been removed or rendered harmless by Owner.



                      2.11.5 If Contractor incurs additional costs and/or is delayed due to the presence of known or suspected Hazardous Material (other than Hazardous Materials brought on Site by Contractor or any of its Subcontractors) , Contractor shall be entitled to an equitable adjustment in the Contract Price and the Mechanical Completion Date.



                      2.11.6 To the fullest extent permitted by Law, but subject to Section 11.5.2, Owner shall defend, indemnify and hold harmless Contractor, Subcontractors of any tier, and the members, agents, officers, directors and employees of each of them, from and against any and all Claims, damages, losses, costs and expenses, including but not limited to, attorney's fees, costs and expenses incurred in connection with litigation or arbitration, arising out of or relating to the performance of the Work in any area affected by Hazardous Material except with respect to Hazardous Materials brought onto the Site by Contractor or its Subcontractors. To the fullest extent permitted by Law, but subject to Section 11.5.2, such indemnification shall apply regardless of the fault, negligence, breach of warranty or contract, or strict liability of such indemnitee. Provided, however, that Owner's obligations under this Section 2.5.6 shall not apply to any claims, damages, losses, costs or expenses to the extent of the fault or negligence of the intended indemnitee.



                      2.11.7 The terms of this Section 2.5 shall survive the completion of the Work under this Agreement and/or any termination of this Agreement.



         2.12 ADDITIONAL WORK. The following Additional Work shall be provided or procured only upon the request of Owner and the agreement of Contractor. A written agreement between Owner and Contractor shall define the extent of such Additional Work. Such Additional Work shall be entitle Contractor to a Change Order pursuant to ARTICLE 7:



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



                      2.12.1  Soils,   subsurface  and  environmental   studies,
reports  and   investigations   required  for  the  Project  or   submission  to
governmental authorities or others having jurisdiction over the Project.



                      2.12.2    Consultations   and    representations    before
governmental authorities or others having jurisdiction over the Project.



                      2.12.3 Artistic renderings, models and mockups of the Project or any part of the Project or the Work.



                      2.12.4 Interior design and related services including procurement and placement of furniture, furnishings, art work and decorations.



                      2.12.5 Making revisions to the Detailed Engineering Documents or documents forming the basis of the Contract Price after they have been reviewed by Owner, and which are due to causes beyond the control of Contractor.



                      2.12.6 Design, coordination, management, expediting and other services supporting the procurement of materials to be obtained, or work to be performed, by Owner or Owner's separate contractors.



                      2.12.7 Estimates, proposals, appraisals, consultations, negotiations and services in connection with the repair or replacement of any loss resulting from a Force Majeure Event or any other cause intended to be covered by insurance.



                      2.12.8 Document reproduction exceeding the limits provided for in this Agreement.



                      2.12.9 Obtaining service contractors and training maintenance personnel, assisting and consulting in the use of systems and equipment after thirty (30) days from the Mechanical Completion Date, and adjusting and balancing of systems and equipment after that date unless any of such activities are being performed to correct Punch List Items, or items pursuant to any warranty by Contractor or its Subcontractors hereunder.



                      2.12.10 Services requested by Owner or required by the Work which are not specified in the Contract Documents and which are not normally part of generally accepted engineering or construction services for work of the nature contemplated hereby.



                                                    10

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                      2.12.11 Serving or preparing to serve as an expert witness in connection with any proceeding, legal or otherwise, regarding the Project at the request of Owner unless expressly required in the Work Scope.



         2.13         SUBCONTRACTORS.



                      2.13.1  Work  not  performed  by  Contractor  with its own forces shall be performed by Subcontractors. Contractor may employ such Subcontractors as Owner has reasonably approved, provided, however, that in the interests of reducing unnecessary and burdensome paperwork, the requirements of this Agreement relating to such Subcontractor approvals, or Contractor providing Owner copies of subcontracts, shall apply only to Subcontractors with a contract in excess of $100,000 for other than consumable items and commodities. If Owner does not disapprove in writing of any proposed Subcontractor within two (2) Business Days after receipt of Contractor's request for approval, such Subcontractor shall be deemed approved.



                      2.13.2 Every subcontract shall expressly provide that (a) should this Agreement be terminated, then the subcontract may be terminated, and shall set out the terms and procedures for such contract termination, and (b) in the event this Agreement is terminated, then Owner shall have the option to continue such subcontract as one between Owner and Subcontractor.



                      2.13.3 Contractor shall provide for assignment of subcontract agreements in the event that Owner terminates this Contract for cause under ARTICLE 12 hereof. Following such termination, Owner shall notify in writing those Subcontractors whose assignments will be accepted, subject to the rights of sureties.



         2.14 MEANS, METHODS AND TECHNIQUES. Owner shall not be responsible for, neither will it have control nor charge of means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the provision of the Work by Contractor. Except as otherwise provided herein, Owner shall not be responsible for Contractor's failure to carry out the Work in accordance with the Contract Documents. Owner will not be responsible for or have control or charge over any of the acts or omissions of Contractor, Subcontractors of any tier, or any of their agents or employees, or any other persons performing any of the Work. Owner will communicate with Subcontractors only through Contractor.



         2.15 COORDINATION OF WORK; COOPERATION. By entering into this Agreement, Contractor acknowledges that there may be other separate contractors on the Site whose work must be coordinated and scheduled with that of


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



Contractor. Contractor shall take all reasonable steps to ensure that its Work is properly scheduled and coordinated with the work of the separate contractors in the vicinity of the Work. Contractor will cooperate with separate contractors and coordinate, as appropriate and reasonable, the requirements for the Work with the requirements governing the work of the separate contractors and safety programs, and endeavor to minimize any delay, hindrance or interference with the work of other separate contractors or Owner; provided, however that the Work shall at all times have priority over the work of any separate contractor. Contractor also expressly agrees that, in the event the Work is hindered, delayed, interfered with or otherwise affected by a separate contractor, Contractor shall initially attempt to directly resolve issues relating to scheduling and coordination with any separate contractor. Contractor shall be entitled to a Change Order for any added costs and/or time required to be incurred by Contractor in any coordination required by this Section 2.9.



         2.16 MATERIALS, APPLIANCES, TOOLS, EQUIPMENT, MACHINERY, SUPPLIES, AND UTILITIES.



                      2.16.1  Except as  otherwise  provided in ARTICLE 3 and in the Work Scope, Contractor shall provide and pay for all items necessary for the execution and completion of the Work specified in the Contract Documents, including, but not limited to, materials, appliances, tools, equipment, machinery, supplies, utilities, other facilities, and the transportation, loading and/or unloading thereof; provided, however, that Contractor shall be required to pay for temporary construction utilities supplied by third parties only through February 28, 1998, after which date, such cost shall be borne solely by Owner. Contractor shall be entitled to the free use of any utilities provided directly by Owner and not by any third party.



                      2.16.2 In the event that Owner furnishes materials for incorporation in the Work or equipment for use by Contractor, Contractor is responsible to visually inspect promptly upon Contractor's receipt thereof, any materials or equipment provided by Owner for the Work, and must thereafter promptly inform Owner if any material or equipment provided is found to be defective based on such visual inspection, provided that Contractor shall not be responsible for any defects that are not discoverable during such visual inspection.



                      2.16.3 Owner will accept no responsibility for protection of, or policing of, Contractor's equipment, tools, or materials which are furnished or used in its Work on Owner's property. Contractor must provide security in accordance with Section 14.14.



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



         2.17         CONTRACTOR'S PLANT, EQUIPMENT, AND FACILITIES.



                      2.17.1 Contractor shall provide and use on any Work only such construction plant and equipment as are capable of producing the quality and quantity of Work and materials required by the Contract Documents and within the time or times specified in the Project Schedule. Contractor's equipment, and that of its Subcontractors, shall at all times be in safe and good working order and shall meet the requirements of MSHA/OSHA for operating condition to the extent applicable. Use of equipment not meeting these requirements shall be discontinued until repaired. Owner reserves the right to direct Contractor to remove substandard equipment from the Site.



                      2.17.2 Before proceeding with any Work or with erection of any facilities including but not limited to temporary structures, machinery, equipment, offices, warehouses and camps, Contractor shall furnish Owner with such information and drawings relative to such equipment, plant and facilities as Owner may reasonably require.



         2.18         TESTING.



                      2.18.1 Any equipment furnished by Contractor or by Owner for installation by Contractor as part of the Work, will be initially tested and adjusted for mechanical operation by Contractor prior to Final Acceptance with the assistance of Owner in accordance with the manufacturer's recommendations therefor.



                      2.18.2 Contractor shall be responsible for installation of
all  materials  and   equipment   included  in  the  Work  in  accordance   with
manufacturer's instruction or according to the Contract Documents.



                      2.18.3 If tests in addition to those required by the Contract Documents are desired by Owner, Contractor shall be advised in reasonable time to permit such testing. Such additional tests will be at Owner's expense and shall entitle Contractor to an increase in the Contract Price and the Contract Time.



                      2.18.4 Except as explicitly identified in the Work Scope, Owner shall furnish and pay for all materials, operators, equipment and utilities required for any tests, including all raw materials, utilities, water, testing equipment, and other materials.



         2.19         USE OF COMPLETED PORTIONS.

                      2.19.1 Whenever any portion of Work performed by Contractor is mechanically complete, Owner may take possession of or use such portion subject to the requirements of any insurance underwriters. If Owner takes possession of any portion of the Work, such portion shall be deemed to have achieved Mechanical Completion.



                      2.19.2  Any use by Owner of the  Work as  contemplated  in
Section 2.13.1 hereof, shall in no case be construed as constituting acceptance of the Work, and shall neither relieve Contractor of any of its responsibilities under this Agreement, nor act as a waiver by Owner of any of the conditions thereof. However, if such use increases the cost or delays the completion of remaining portions of Work, Contractor shall be entitled to a Change Order for such cost and/or delay in accordance with the provisions of ARTICLE 7 of this Agreement. Owner shall solely be responsible for any damage or ordinary wear and tear caused by such use and Contractor's warranties with respect to such portion of the Work shall commence to run as of the date such use commences.



                      2.19.3 Notwithstanding the use of any portion of the Work by Owner pursuant to this Section 2.13, Contractor shall have full access to such portion of the Work to the extent Contractor believes is necessary for the performance of the remaining portions of the Work. Contractor shall not be liable for any interference, hinderance, shutdowns, or other effects caused by Contractor's access to such portion of the Work or performance of the balance of the Work.



         2.20         CLEANUP.



                      2.20.1 Contractor shall, at all times, keep its work areas and that of its Subcontractors in a neat, clean, and safe condition. Disposal areas for rubbish and debris at the Site will be designated by Owner.



                      2.20.2 At the completion of its Work, Contractor shall promptly remove its equipment, temporary structures, debris, and excess materials from Owner's property and leave the Site in a neat and clean condition.



                      2.20.3 If Contractor or its Subcontractors fail to comply with this Section 2.14 after reasonable written notice, Owner may remove such equipment, temporary structures, debris, and excess materials at its expense and will backcharge Contractor for the reasonable costs necessarily incurred by Owner in connection therewith in accordance with Section 2.21.



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



         2.21         USE OF OWNER'S CONSTRUCTION EQUIPMENT OR FACILITIES.



                      2.21.1 Circumstances may arise where Contractor requests Owner to make available to Contractor certain equipment or facilities belonging to Owner for the performance of the Work. If Owner agrees to such request, the equipment or facilities will be charged to Contractor at agreed rental rates; provided that Owner shall not charge Contractor for the facilities to be provided to Contractor pursuant to the provisions of the Work Scope.



                      2.21.2  Owner  will  furnish  a  copy  of  the   equipment
maintenance and inspection record before equipment is rented, and these records shall be maintained by Contractor during Contractor's use of equipment.



                      2.21.3 In the event such equipment is furnished with an operator, such operator will perform its services under the complete direction and control of Contractor and shall be considered Contractor's employee for all purposes (including being covered by Contractor's insurance with respect to such activities) other than the payment of wages, worker's compensation, or other benefits, whether paid directly or indirectly by Owner.



         2.22         DELIVERY, UNLOADING, AND STORAGE.



                      2.22.1 Contractor shall receive, unload, store in a secure place, and deliver from storage to the Site all materials and plant equipment, including Owner-furnished materials and plant equipment, required for the performance of the Work. The storage facilities and methods of storing shall comply with manufacturer or supplier requirements. Materials and equipment subject to degradation by outside exposure shall be stored off the ground, on dunnage in a weather-tight enclosure provided by Contractor.



                      2.22.2   Contractor   shall  keep  complete  and  accurate
records, for Owner's inspection, of all materials and plant equipment received, stored, and issued for use in the performance of the Work.



         2.23         INSPECTION OF WORK.



                      2.23.1 Owner shall at any and all times have reasonable access to the Work being performed hereunder, and all aspects thereof and to the premises affected thereby, for inspection purposes, including the utilization at Owner's expense of third-party inspectors and quality control personnel; and Contractor shall provide reasonable facilities for such access and inspection.

                      2.23.2 If the Contract Documents or applicable Laws require any portion of the Work be tested or approved, Contractor shall notify Owner of the readiness for inspection, and Owner will promptly inspect such Work. If any such Work is covered up by Contractor without approval or consent of Owner, Contractor shall, if required by Owner, uncover the Work for examination and recover the Work without additional cost to Owner.



         2.24         SHOP QUALITY SURVEILLANCE.



                      2.24.1 Further to the provisions of Section 2.17, Owner's representative shall be afforded reasonable access to all areas of the manufacturing plants while any Work is in progress. Upon Owner's reasonable request, Owner's representative will be furnished with reasonable information and access necessary to verify the Work is being performed in accordance with the Contract Documents.



                      2.24.2 Owner's representative may visit the fabrication plant on a regular basis to monitor the Work in progress. The frequency of these visits shall be in relation to the level of work activity and the quality history of the fabrication plant.



         2.25         QUALITY PROGRAM REQUIREMENTS.



                      2.25.1 Contractor shall be required to establish and maintain a quality program suitable for Work Scope and shall designate in writing to Owner, the name of individual(s) responsible for ensuring that the program is implemented. A quality plan shall be prepared to ensure adequate control and assurance of quality.



                      2.25.2 The quality plan, including its procedures and operations, shall be documented and, upon reasonable request by Owner, shall be subject to review by Owner. The plan shall apply to the control of quality throughout all areas of performance, including as appropriate, the design, procurement, identification, stocking, and issue of material; construction, identification or manufacturing process control; preservation of constructed items or systems including unused materials until release and/or acceptance as defined by the Contract Documents.



                      2.25.3 The plan shall provide that discrepancies in products, materials, workmanship, or constructed items which do not conform to the Contract Documents be reported to Owner and corrective action be taken as provided in the plan. Provisions shall be included for the periodic review of program criteria, adequacy and implementation. Program discrepancies shall be reported and corrective actions taken.



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



         2.26         CORRECTION OF DEFECTIVE WORK.



                      2.26.1 At any time before Mechanical Completion, should any installed material or workmanship be of lesser quality than that specified by the Contract Documents (except for Used Equipment and Materials or materials otherwise approved by Owner), Contractor shall, upon receipt of Owner's written notice of such nonconformity and the bases thereof, remove any nonconforming Work and any other Work damaged by the nonconforming Work and replace the nonconforming Work and any other Work affected by replacing the nonconforming Work, using conforming materials for that specified, all without additional cost to Owner. If Contractor is not able within a reasonable time after written demand to remove or replace, as required by the foregoing sentence, Contractor shall be responsible to Owner for any reasonable costs incurred by Owner in replacing or repairing such nonconforming Work. Owner has the option to withhold applicable and reasonable portions of the payment due Contractor until such replacement or repair Work has been completed. This Section is complementary to, and is to be taken in conjunction with ARTICLE 4 and shall not be construed as limiting Owner's rights or remedies as provided therein. Correction of defective or nonconforming Work after the Mechanical Completion Date is covered by Contractor's warranties and guaranties set forth in ARTICLE 4 hereof.



                      2.26.2 Re-examination of questioned Work may be ordered by Owner and, if so ordered, the Work shall be uncovered by Contractor, if necessary. If such Work is found to be in accordance with the Contract Documents, Owner will pay the cost of uncovering and covering as Additional Work as a Change Order to the Contract Price, and Contractor shall be entitled to an extension of the Contract Time for the time required to uncover, test and recover such Work. If the uncovered Work is found not to be in accordance with the Contract Documents, Contractor shall pay all costs of uncovering and covering in addition to the costs of correcting the nonconforming Work disclosed and shall not be entitled to any extension of the Contract Time related thereto.



         2.27 BACKCHARGES. In addition to the rights and obligations attendant to ARTICLE 4, Owner shall have the following rights and Contractor the following obligations:



                      2.27.1 In the event prior to Mechanical Completion the item or items furnished by Contractor under this Agreement are found to be in nonconformity with the Contract Documents as to workmanship and/or materials, it remains the responsibility of Contractor to promptly correct any deficiency when so directed. Owner will take reasonable measures to discover such non-compliance as quickly as practical. However, failure to do so shall in no way relieve Contractor of its responsibility prior to Mechanical Completion to promptly make such corrections and/or modifications as required so as to minimize delay and/or damage to other Work. Correction of defective or nonconforming Work after the

Mechanical Completion Date is covered by Contractor's warranties and guaranties set forth in ARTICLE 4 hereof.



                      2.27.2 If upon being notified by Owner of nonconforming Work and having been directed to correct the nonconforming Work by a specific date consistent with the current Project Schedule, Contractor states, or by its action indicates to Owner, its inability or unwillingness to comply, then Owner after at least five (5) days' prior written notice to Contractor may, without limiting any other rights or remedies of Owner, proceed to have the Work accomplished by others and backcharge Contractor for the reasonable cost of such required Work.



                      2.27.3 The cost of such backcharge Work shall be computed as follows:



         2.28 Manual labor including foremen shall be charged at the total of bare cost plus reasonable, actual payroll additives, plus an amount equal to fifteen percent (15%) of such costs.



         2.29 Material shall be charged at the actual delivered cost, plus ten percent (10%) of such costs.



         2.30 Equipment rental shall be charged at prevailing job Site rates.



         2.31 Reasonable indirect costs, i.e., Project overhead, supervision, administration, held engineering, materials handling, and procurement shall be charged at actual reasonable cost, pro rata, plus an amount equal to fifteen percent (15%) of such costs.





         2.32 All reasonable contract costs for having the backcharge Work performed by other contractors (including such contractors, labor, material, equipment, and reasonable overhead and profit), shall be charged at actual out-of-pocket cost.



         2.33 Before proceeding on such backcharge Work, Owner will advise Contractor and forward to Contractor an Authorization of Backcharge for Contractor's signature. However, failure of Contractor to provide such written authorization shall not impair Owner's right to proceed to have the Work performed and charge Contractor therefor. Contractor shall pay actual costs incurred, computed as set forth above, or Owner may withhold such sum from funds due Contractor. The performance of backcharge Work shall relieve Contractor of its responsibilities under the Contract Documents with respect to express or implied warranties, guarantees and specified standards for quality with respect to such backcharge Work.



         2.34         WAIVER OF LIENS.



                      2.34.1 Subject to Contractor's receipt from Owner of amounts due under this Agreement, Contractor hereby waives to the fullest extent permitted by Law all mechanics, other liens, or payment bond claims for or on account of the Work done or materials furnished hereunder so that the improvements of structures wherein the same may be incorporated and the land to which they are appurtenant shall at all times be free and clear of all such liens and claims. Contractor agrees to pay out-of- amounts received from Owner for such purpose all amounts properly due by it to all Subcontractors and other persons performing any Work or furnishing any labor or materials for any of the Work. The foregoing lien releases shall be effective for Work done and materials furnished through the date of the lien release and to the extent of payments received by Contractor.



                      2.34.2 Subject to Contractor's receipt from Owner of amounts due under this Agreement, if such liens or claims are placed on Owner's property by any person performing any Work or furnishing any labor or materials for any of the Work, Contractor shall, upon the request of Owner, have such liens or claims removed at Contractor's expense and Contractor shall indemnify Owner from any liabilities associated with such lien pursuant to ARTICLE 10 to the extent Contractor has received from Owner all amounts due under this Agreement.



                      2.34.3 Contractor agrees that it shall include, in every subcontract related to this Project, provisions under which the Subcontractor waives any mechanics, other liens, or payment bond claims it may have under Law to the extent of payments received, and agrees to pay all amounts due by such Subcontractor to any person performing any work or furnishing any labor or materials to Subcontractor for any of the Work covered by this Agreement.



         2.35 RESPONSIBILITY FOR WORK. Subject to Section 2.13, Contractor shall be responsible for and shall bear any and all risk of loss or of damage to Work until Mechanical Completion unless caused by the acts or omissions of Owner or Owner's separate contractors.



         2.36 TEMPORARY OFFICE AND STORAGE FACILITIES. Contractor shall be responsible for providing office and storage facilities for its own use at the Site in a location reasonably designated by Owner.



         2.37  ENVIRONMENTAL  CONDITIONS.  Throughout  performance  of its Work,


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



Contractor shall conduct all operations in such a way as to comply with Section 15.12, and Section 2.5. Subject to Section 2.5 and ARTICLE 3, Contractor shall provide the following:



                      2.37.1 Suitable equipment, facilities and precautions to prevent the discharge of contaminants from the Work which may violate any environmental Law.



                      2.37.2 Fugitive Dust Control - Contractor shall be responsible to provide reasonable fugitive dust control measures at all excavations, material sites, demolitions, roads, disposal areas, borrow areas and construction sites related to the Work of Contractor. Fugitive dust generated from disturbed areas created by the construction shall be stabilized by water spray or other method accepted by Owner.



                      2.37.3 Water Containment - Upon commencement of excavation at the Site, as prescribed by and in accordance with applicable permits of which Contractor has been advised by Owner through the Mechanical Completion Date, Contractor shall retain any storm water drainage occurring on the Site from being released as surface flow onto adjacent property provided that such obstructions do not materially interfere with the Work. Contractor shall have the right, without liability to Owner or any third party, to erect berms, barriers or other obstructions to prevent storm water drainage from entering the Site from adjacent property. Contractor shall have no the obligation or liability to manage any storm water drainage diverted from entering the boundaries of the Site.



         2.38 EQUAL PRODUCTS AND SUBSTITUTIONS (does not apply to Used Materials and Equipment). The naming of a certain brand, make or manufacturer or article, device, product, material, fixture, form or type construction by name, maker or catalog number, shall convey the general style, type, character and standard of quality of the article desired and shall not be construed as limiting competition. Contractor, with Owner approval, may propose to use any article, device, product, materials, fixture, form or type of construction which in the judgment of Contractor and Owner is equal to or better than the specified item considering quality, workmanship, economy of operation, suitability for the purpose intended, and acceptability for use on the Project.



         2.39 PROCUREMENT. Contractor shall procure and pay for, in Contractor's name as an independent contractor and not as agent for Owner, all Contractor and Subcontractor labor, materials, equipment, supplies, manufacturing and related services (whether on or off the Site) for construction of and incorporation into the Work that are required by the Work Scope for completion of the Project in accordance with this Agreement and are not explicitly specified to be furnished by Owner. Except for Used Materials and Equipment, such items shall be new, unless otherwise agreed by Owner and Contractor, and warranted and guaranteed as set forth in ARTICLE 4. Upon the first to occur of (a) initial operation of the

Project, or (b) termination of this Agreement, all such warranties and guaranties to which Contractor has rights shall be assigned by Contractor to Owner or Owner's assignee; provided that Contractor shall have the benefit of such warranties to the extent Owner makes any warranty claim against Contractor related to the items to which any such warranty applies. Neither Contractor, its Subcontractors, nor any person under Contractor's control shall knowingly take any action that will release, void, impair or waive any warranties or guaranties on equipment, materials or services that it procures from others.



                       ARTICLE 3 OWNER'S RESPONSIBILITIES



         3.1 OWNER'S RESPONSIBILITIES. In addition to its obligations set forth elsewhere in the Contract Documents, Owner shall:



                      3.1.1 obtain and pay for all required permits and licenses, certificates, government allocations, authorizations, priorities and approvals necessary for the Project which are required to be taken out in Owner's name (collectively "permits") (except building permits and normal construction type permits which are the responsibility of Contractor). Owner shall promptly advise Contractor in writing of any permit conditions, requirements or limitations that apply to Contractor or the performance of the Work and shall submit any notifications required to the appropriate governmental authority. Permits that are the responsibility of Owner include, but are not limited to, environmental, air quality and mining permits, and any permits relative to permanent facilities, pollution and water rights. Owner specifically acknowledges that the Work Scope contemplates a Project with a nominal capacity of 3000 tons per day and that Owner's existing permits may allow a Project of only 2000 tons per day capacity. It is the responsibility of Owner, not Contractor, to obtain any necessary permits, approvals and consents necessary to permit the Project to be constructed and operated at design capacity as set forth in the Work Scope. Contractor shall be entitled to a Change Order for the effect of the failure to obtain, or the changed terms and conditions of, any necessary governmental permits, approvals and consents other than those that Contractor is obligated to obtain, as specified in the Work Scope necessary to allow the Project to be constructed and operated as set forth in the Work Scope.



                      3.1.2 appoint one or more individuals who shall be authorized to act on behalf of Owner, with whom Contractor may consult at all reasonable times, whose instructions, requests, and decisions will be binding upon Owner as to all matters pertaining to the Project, the Work and the performance of the parties hereunder.



                      3.1.3 pay Contractor the costs and compensation provided for in the Contract Documents.



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



                      3.1.4 furnish Contractor information in the possession of Owner identifying the type and location of utility lines and other man-made objects beneath the Site or otherwise informing Contractor of any utility lines of which Owner is aware. Contractor shall have the right to rely upon such information and shall have no liability for any damage or injuries related to underground utilities or other man-made objects that are not located or identified on the drawings or other documents provided by Owner.



                      3.1.5  promptly   report  to  Contractor  any  defects  or
suspected defects in the Work in order that Contractor may take prompt, effective measures to correct the defect.



                      3.1.6 provide and permit Contractor and its Subcontractors the free use of water, air, light, heat and other utilities, at the locations on the battery limits of the Site identified on Schedule B, all at locations mutually acceptable to Contractor and Owner. Permanent utilities shall be installed by Owner and be available for use by Contractor without cost to Contractor at such locations no later than March 1, 1998 or Owner shall reimburse Contractor by way of Change Order for the costs of continuing temporary utilities at and to the Site after such date.



                      3.1.7 furnish the Site, with areas for storage and handling of construction materials and equipment, field fabrication and assembly work.



                      3.1.8   provide   supervisory,   technical  and  operating
personnel for package turnover of the Project, including electrical system checkout, equipment calibrations and tests.



                      3.1.9  furnish  required  Owner   information  and  Owner-
furnished equipment in a timely manner and render timely decisions pertaining thereto.



         3.2 OWNER'S REPRESENTATIONS AND WARRANTIES. Owner represents and warrants to Contractor as follows:



                      3.2.1 Owner has and during the Contract Time will maintain sufficient financial capacity and resources to perform all of Owner's obligations under the Contract Documents, including but not limited to payment of the Contract Price to Contractor when and as such payments become due.



                      3.2.2   Except   with   respect  to   certain   government


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



environmental and operating permits that Owner will obtain as provided herein, Owner has all requisite technology licenses, consents, approvals and authorizations to enter into this Agreement and have the Project constructed on the Site.



                       ARTICLE 4 WARRANTIES AND GUARANTIES



         4.1 WARRANTY AND  GUARANTIES.  Except as otherwise  provided in Section
4.4 hereof, Contractor warrants and guaranties to Owner for the Warranty Period that all equipment, materials and other items furnished as a part of the Work under this Agreement shall be of good quality and free from defective workmanship and as otherwise warranted in the Work Scope. Contractor agrees to correct promptly as a part of the Contract Price any Work performed hereunder that, at any time during the Warranty Period proves to be defective or deficient in material or workmanship. The Work shall conform in all material respects with the approved plans, drawings and specifications for the Project. After receipt of a written notice from Owner which shall be given within thirty (30) days after discovery of such defective or deficient material or workmanship, Contractor shall bear all costs and expenses associated with correcting any warranted work, including, without limitation, necessary disassembly, transportation, reassembly and re-testing, as well as reworking, repair or replacement of such Work, and disassembly and reassembly of adjacent work when necessary to give access to the defective or nonconforming Work. Contractor's obligations under this Section 4.1 shall survive Final Acceptance of the Work and termination of the Agreement for the Warranty Period. Nothing in this
Section 4.1 shall be construed to establish a period of limitation with respect to other obligations Contractor might have under the Contract Documents. Contractor shall use its reasonable efforts to obtain a minimum of a twelve (12) month warranty commencing on Mechanical Completion on all new purchased major engineered equipment provided as a part of the Work.



         4.2 NO LIENS AND ENCUMBRANCES. Contractor warrants and guaranties that when title to the Work passes to Owner, it shall pass free and clear of all liens, claims, security interests and other encumbrances, and that none of such Work shall be acquired by Contractor subject to any agreement under which a security interest or other lien or encumbrance is retained by any person.



         4.3 EXCLUSIONS. The warranties and guaranties set forth in this ARTICLE 4 shall not apply in the case of misuse, abuse, neglect or unauthorized modifications, repairs or substitutions by Owner to the Work and as otherwise excluded or limited in the Work Scope. No warranty is provided for equipment, materials or labor furnished by persons other than Contractor or its Subcontractors or for normal wear and tear. Owner acknowledges that except as expressly identified in the Work Scope, Contractor is not performing process engineering for the Project and except as expressly identified in the Work Scope, Contractor does not represent, warrant or guarantee that the Project will achieve any desired level of production throughput, quality of product or other performance criteria.



         4.4 USED MATERIALS AND EQUIPMENT; SPECIAL APPLICATION EQUIPMENT. Any Used Materials and Equipment products, equipment, systems or materials incorporated in the Work at the direction, with the consent of, or upon the specific request of Owner, shall be covered exclusively by the warranty, if any, of the manufacturer and/or vendor and is not included in the warranty set forth in Section 4.1 hereof. There are no warranties which extend beyond the description on the face thereof.



         4.5 NO OTHER WARRANTIES. THE WARRANTIES, GUARANTIES AND REMEDIES SET FORTH ABOVE AND IN THE WORK SCOPE ARE IN LIEU OF ANY OTHER AVAILABLE AT Law OR OTHERWISE. ALL OTHER WARRANTIES EXPRESSED OR IMPLIED INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.



         4.6 DOCUMENTATION. Contractor shall collect all written warranties and equipment manuals for engineered equipment that is part of the Work and deliver them to Owner.



                             ARTICLE 5 CONTRACT TIME



         5.1          PROJECT SCHEDULE.



                      5.1.1 Single Schedule. Owner and Contractor are committed to using the Project Schedule to their best mutual advantage. They agree to work to one schedule developed openly and by mutual agreement, with no hidden schedules or agendas for either; that they will both participate in developing a Project Schedule upon which they can both rely; that they will work together to ensure the schedule is properly and timely updated at least monthly, and if circumstances require, at more frequent intervals; and that they have agreed on the Mechanical Completion Date set forth below which reflects their time goals and accommodates Owner's needs.



                      5.1.2 Mechanical Completion Date. Contractor agrees to achieve Mechanical Completion of the Work no later than May 16, 1998, as such date may be adjusted as provided by the terms of this Agreement (the "Mechanical Completion Date"). The Mechanical Completion Date has been agreed upon based on the understanding that both parties will cooperate with each other to expedite approvals, consents, permits and other time sensitive matters so that the Work can proceed in a logical and expeditious manner.

                      5.1.3 Early Completion. For each day that Contractor achieves Mechanical Completion prior to the Mechanical Completion Date, as such Date may be adjusted as provided herein, Owner shall pay Contractor the following amounts. This early completion bonus shall be paid within fifteen (15) days after Mechanical Completion:



                      Calendar Days
                      -------------
                      Dollars Per Day
                      ---------------



                      1 through 15

         $ 2,500      for each day through the fifteenth (15th) day



                      16 or more

         $ 5,000      for each day after the fifteenth (15th) day



                      In no event shall the bonus  amount for the first  fifteen
(15) days of any early completion period exceed $2,500 per day regardless of how early Mechanical Completion is achieved.



                      5.1.4 Liquidated Damages. For each day that Mechanical Completion is not achieved after the expiration of the Mechanical Completion Date, as such Date may be adjusted as provided herein, Contractor shall pay
Owner the following amounts as agreed upon and liquidated damages. The liquidated damages shall be deducted from the Final Payment and shall be Owner's exclusive remedy for delay in achieving Mechanical Completion assuming Mechanical Completion is eventually achieved.



                      Calendar Days
                      -------------
                      Dollars Per Day
                      ---------------



                      1 through 15

            None

                      16 through 30
         $ 2,500 for each day after the sixteenth (16th) day through the thirtieth (30th) day



                      31 or more

         $ 7,500      for each day after the thirtieth (30th) day

                      In no event shall the liquidated damages for days 16 through 30 of any delay period exceed $2,500 per day regardless of how late Mechanical Completion is achieved.



         5.2          MECHANICAL COMPLETION AND FINAL ACCEPTANCE PROCEDURES.



                      5.2.1  Mechanical Completion Procedure.



         5.3 Contractor and Owner shall develop a mutually agreed upon turnover package plan consisting of the breakout of the Work into major areas (as defined in the Work Scope) schedule for package turnover and acceptance procedures.



         5.4 Within five (5) Business Days after receipt of Contractor's notice that a turnover package is or will be mechanically complete, Owner and Contractor will test and inspect the turnover package in order to achieve Mechanical Completion on a coordinated area-by-area basis. Based upon this test and/or inspection of the turnover package, Owner shall, within two (2) Business Days after completion of the tests and inspections, identify any defects, deficiencies and/or discrepancies between the installed equipment, materials and workmanship as represented by the specifications, of which it has knowledge. If no defects or deficiencies are noted or identified, the area which was part of the turnover package shall be deemed to be mechanically complete (but Contractor shall not be relieved of any liability therefor under ARTICLE 4 or elsewhere in this Agreement). If defects or deficiencies are noted or identified Contractor shall take corrective action for such defects, deficiencies and/or discrepancies. Subsequent to performing corrective measures to remove such defects, deficiencies and/or discrepancies which present an unsafe operating condition or adversely affect the reliable operation of the Project, Contractor shall again provide notice to Owner that the turnover package is mechanically complete, at which time Owner and Contractor shall again, within two (2) Business Days of such notice, test and inspect the turnover package in order to achieve Mechanical Completion, and this sequence of steps shall be repeated until each turnover package is mechanically complete. With respect to those defects, deficiencies and/or discrepancies which do not present an unsafe condition or affect the reliable operation of the Project, Contractor and Owner shall develop a "punch list" of items requiring correction by Contractor (the "Punch List Items") to effect Final Acceptance and such items shall not be the cause of delaying Mechanical Completion.



         5.5 Contractor shall provide notice to Owner that Contractor deems the entire Work to be mechanically complete when the Work and each component, system or subsystem thereof (i) complies with all provisions of the Contract Documents relating to the installation except for Punch List Items; (ii) is ready for start-up of operations at the design criteria specified in the Work Scope; (iii) may be operated without damage to the Work or any other property and without injury to any person, and in compliance with permits (of which Contractor has knowledge as of the date on which the Detailed Engineering Documents were prepared or implemented by Change Order as provided herein) and in compliance with applicable Laws; and (iv) the equipment is ready for initial operation (at the design criteria specified in the Work Scope), adjustment and testing.



         5.6 During tests and inspections for Mechanical Completion, Owner shall provide operating and maintenance personnel as necessary to determine Mechanical Completion.



                      5.6.1  Final Acceptance Procedure.



         5.7 Subsequent to Mechanical Completion and upon completion of the Punch List Items, Contractor shall provide notice to Owner that Contractor deems the Work ready for Final Acceptance. Final Acceptance shall be deemed to have been achieved when all of the following have occurred:




                      5.7.1 Owner has been assigned all permits, licenses, and approvals obtained by Contractor and assignable to Owner.




                      5.7.2  Owner has received all Drawings and Specifications,
including   record  drawings  of  the  Work,  test  data,  and  other  technical information required by the Contract Documents.




                      5.7.3 Contractor has successfully completed all tests of the Work required by the Contract.




                      5.7.4 Owner has received all operations, maintenance, and spare parts lists and manuals and all instruction books required by the Contract Documents.




                      5.7.5 Contractor has performed and corrected all Punch List Items pursuant to Section 5.2.1.2 herein.




                      5.7.6  The  Work  has  been  completed  in accordance with

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



applicable Laws, and in accordance with applicable permits relating to design and construction known to Contractor at the time the Work was performed.



         5.8 Within ten (10) days after receipt of notice that the Work is ready for Final Acceptance, Owner using reasonable efforts, shall give notice to Contractor of any deviation from the requirements of Section 5.2.2.1 above of which it then has knowledge. Contractor shall then perform corrective measures to remove such deviations and shall again provide notice to Owner that the Work is deemed ready for Final Acceptance. Owner will have five (5) days after each subsequent notice to advise Contractor of any additional or remaining deviations from the requirements of Section 5.2.2.1 above of which it is aware which must be corrected by Contractor as a condition to Final Acceptance.



         5.9 If no deviations exist, or if Owner fails to notify Contractor of any deviations within the above time frames, Final Acceptance will be deemed to have been achieved, and Owner shall immediately issue a notice of Final Acceptance dated to reflect the actual date of Final Acceptance.



         5.10 Contractor understands that it is important to Owner that Final Acceptance occur as soon as reasonably practicable after Mechanical Completion. Therefore, Contractor agrees to promptly and diligently complete the requirements of Section 5.2.2.1 above following Mechanical Completion.



         5.11         PROJECT SCHEDULE, PROGRESS REPORTING, AND MEETINGS.



                      5.11.1 Upon execution of this Agreement by Owner and Contractor, Contractor will provide to Owner for review a preliminary, interim schedule (the "Preliminary Schedule") for the performance of the Work which shall include a Preliminary Schedule of values. Owner shall provide any comments on the Preliminary Schedule to Contractor within five (5) days after submission to Owner for review. Within thirty (30) days thereafter, Contractor will update the Preliminary Schedule and submit to Owner for review (a) a project schedule for the Work, with the proper and reasonable activity sequences and durations required to meet the Mechanical Completion Date (the "Project Schedule"), and
(b) a Schedule of Values for payment purposes, which Schedule of Values shall be subject to Owner's approval as specified in Section 6.5.



                      5.11.2 During the performance of the Work, Contractor shall submit the following periodic reports to Owner unless otherwise directed by Owner:

         5.12 A computerized PROJECT SCHEDULE. This schedule shall be based upon the Critical Path Method, shall be prepared by Contractor and submitted to Owner for review. This schedule shall be prepared using the SureTrak software and parties agree that such is acceptable.




                      5.12.1 The schedule shall set forth and reflect the utilization of Contractor's resources required to perform the Work, the logical sequence of design, procurement and construction activities, appropriate interfaces between activities, Project key dates and necessary interfaces with Subcontractors. The schedule shall contain the various activities required to perform the Work and the dates the activities shall be started and completed in order to complete the Work by the Mechanical Completion Date.




                      5.12.2 One reproducible drawing of the Project Schedule shall be submitted to Owner with each update.




                      5.12.3 Contractor shall use reasonable efforts to maintain such schedule; provided, however that Contractor shall have the right to adjust such schedule, and the sequence, activities and logic utilized in such schedule, in any manner Contractor believes is necessary or appropriate to achieve Mechanical Completion by the Mechanical Completion Date.



         5.13 A CONTRACT PROGRESS CHART which combines the manhours and schedule activities to form a basis to monitor progress. This is a graphic representation showing schedule and actual manpower curves and progress curves, and schedule and actual progress percentages for major activities. This document shall be updated and issued monthly utilizing an Owner-approved form.



                      5.13.1 If a submitted Project Schedule reflects a slippage in the projected Mechanical Completion Date, a narrative report shall accompany said schedule indicating the cause of the delay and describing the corrective action which shall be taken to improve the schedule in order to meet the required Mechanical Completion Date. The Project Schedule shall be revised and updated by Contractor accordingly and submitted to Owner for review.



         5.14 DELAYS. In the event of any delay or hindrance to Contractor not authorized by this Agreement which is due to a Force Majeure Event or is caused by Owner, or by any other of Owner's separate contractors, and which Contractor believes has delayed or hindered the performance of the Work, Contractor shall give written notice in accordance with ARTICLE 7 hereof and submit in writing a request for such extension of time and increase in the Contract Price as Contractor believes is justified utilizing the most recent update of the Project Schedule.



         5.15         TIME EXTENSIONS OR ADJUSTMENTS.



                      5.15.1 Except as otherwise provided in the Contract Documents, the Mechanical Completion Date may only be changed by a Change Order.



                      5.15.2 The parties hereto acknowledge and agree that the only contractually mandated date is the Mechanical Completion Date. Contractor acknowledges and agrees that the Mechanical Completion Date will not be adjusted or modified if at all possible, except in accordance with the Contract Documents.



                      5.15.3 The parties agree that the Project Schedule is a plan or estimate for Contractor's Work which may be revised from time to time by Contractor; that the general flow of the Work and the duration and sequence of the various activities are flexible and that the schedule will be subject to revision by Contractor as conditions warrant or require; and that all such revisions shall be in accordance with the requirements of this Agreement and consistent with Contractor's obligations and responsibilities to Owner and separate contractors under this Contract. Contractor agrees that should conditions or Changes in the Work occur which delay any portion of the Work, Contractor will, to the extent practicable and reasonable, take prompt and timely action, in compliance with the requirements of this ARTICLE 5, to adjust or modify the sequence of the Work and the duration of activities therefor; the goal of such action shall be to absorb or adjust for the effect of any such condition or Change in order that no adjustment will be required to the Mechanical Completion Date if Contractor is reasonably able to do so without additional cost or liability to Contractor. The burden of substantiating a claim for an extension of time shall rest with Contractor.



         5.16         FORCE MAJEURE EVENTS.



                      5.16.1 Force Majeure Event. Neither party hereto shall be considered to be in default in performance of any obligation hereunder if failure of performance shall be due to a Force Majeure Event. For the purposes of this Agreement, the term "Force Majeure Event" shall mean any cause beyond the control of the party affected, including, but not limited to, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, labor disturbance, sabotage, and restraint by court order or public authority, which by exercise of due foresight such party could not reasonably have been expected to avoid, and which by exercise of due diligence it is unable to overcome. Neither party shall, however, be relieved of liability for failure of performance if such failure is due to causes arising out of its own negligence or to removable or remediable causes that it fails to remove or remedy with reasonable dispatch. Nothing contained herein, however, shall be construed to require either party to prevent or settle a strike or other labor disturbance.



                      5.16.2 Burden of Proof. In the event that the parties are unable in good faith to agree that a Force Majeure Event has occurred, in any proceeding to resolve the dispute the burden of proof as to whether a Force Majeure Event has occurred shall be upon the party claiming a Force Majeure Event.



                      5.16.3 Excused Performance. If either party is rendered wholly or partially unable to perform its obligations under this Agreement because of a Force Majeure Event, except for the obligation to pay money, that party will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected; provided that:



         5.17 The nonperforming party gives the other party prompt notice describing the particulars of the occurrence, including an estimation of its expected duration and probable impact on the performance of such party's obligations hereunder, and, upon reasonable request, provides periodic reports with respect thereto during the continuation of the Force Majeure Event;



         5.18 The suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;



         5.19 The nonperforming party shall exercise all reasonable efforts to mitigate or limit damages to the other party;



         5.20 The nonperforming party shall exercise all reasonable efforts to continue to perform its obligations hereunder and to correct or cure the event or condition excusing performance; and



         5.21 When the nonperforming party is able to resume performance of its obligations under this Agreement, that party shall give the other party written notice to that effect and shall promptly resume performance hereunder.

         5.22 Notwithstanding anything contained herein to the contrary, delays that are caused directly and primarily by Owner shall be deemed to be suspensions pursuant to the provisions of ARTICLE 9 for which Contractor shall be entitled to extensions in the time of performance and to compensation for any additional costs incurred as a result therefrom.




         5.23 UPDATED PROJECT  SCHEDULE.  Any time extension  granted under this
ARTICLE 5 shall be included in Contractor's latest update of the Project Schedule and the schedule adjusted appropriately thereby.



         5.24 NO RELEASE. No extension of time granted under this ARTICLE 5 shall relieve Contractor from full responsibility for compliance with all of the requirements of the Contract Documents, nor shall it be deemed a waiver by Owner of its right to terminate this Agreement for default of Contractor.



         5.25 TIME EXTENSIONS AFTER FINAL PAYMENT. No claim by Contractor for a time extension under this Agreement shall be valid or allowable if asserted after Final Payment.



         5.26 ADJUSTMENT TO CONTRACT PRICE. In the event that an extension of time is granted pursuant to Section 5.6, in whole or in part, and Contractor incurs additional actual costs as a direct result of the delay or hindrance, Owner shall increase the Contract Price and issue Change Orders to reflect such additional costs.



         5.27 PROGRESS. Contractor shall keep Owner reasonably advised in advance as to its plans for performing each part of its Work. If at any time Contractor's progress is inadequate to meet the requirements of the Contract Documents, Owner may so notify Contractor who shall thereupon take such steps as may be necessary to improve its progress. Neither such notice by Owner nor Owner's failure to issue such notice shall relieve Contractor of its obligation to achieve the quality of Work and rate of progress required by the Contract Documents.



                             ARTICLE 6 COMPENSATION



         6.1 CONTRACT PRICE. Owner agrees to pay Contractor as compensation of Contractor hereunder for the performance of the Work the fixed price of FIFTEEN MILLION SIX HUNDRED THOUSAND DOLLARS ($15,600,000) (the "Contract Price").
Except as otherwise provided herein, in the event the costs and expenses incurred by Contractor for the Work hereunder exceed the Contract Price, Contractor shall be solely responsible and liable for such excess costs and expenses and shall not be entitled to any additional reimbursement or compensation from Owner, and Owner shall not be liable or responsible to Contractor or any third party for such excess costs and expenses.



         6.2 OPERATION BONUS. Owner acknowledges that except as expressly provided in the Work Scope, Contractor has and does not provide any process guaranties or warranties concerning the production of the Project. Notwithstanding the lack of such guaranties and warranties, in addition to the Contract Price, Contractor shall be entitled to receive from Owner an amount equal to TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) (the "Operation Bonus") once the Project has operated as set forth in this Section 6.2 for one hundred twenty (120) Operating Days (the "Operation Period"). For the purposes hereof, the term "Operating Days" means the aggregate of all days on which the Project is in operation or could have been in operation commencing on the date the Project first processes material. Operating Days need not be consecutive but specifically exclude any downtime due to ordinary repairs or maintenance or repairs and maintenance attributable to Contractor's performance of the Work. Any day on which the Project does not operate due to reasons not attributable to ordinary repairs and maintenance or Contractor's performance of the Work shall be deemed to be Operating Days for the purposes of this Section 6.2. Notwithstanding the foregoing, for a day to be an "Operating Day," the Project must operate in accordance with the Design Criteria set forth in the Work Scope, as such Design Criteria may have been modified as provided herein, and the Project must achieve, or be capable of achieving, the designed outputs as to both quality and quantity unless attributable to causes unrelated to the Project.



         6.3 PAYMENT. Partial payments of the Contract Price will be made to Contractor for applications for payment received in an amount equal to ninety-five percent (95%) of the cost of the Work completed by Contractor, less the aggregate of previous payments. Five percent (5%) of such invoices (the "Retention") shall be withheld by Owner to secure faithful performance of Contractor's obligations hereunder. Subject to the terms and conditions hereof, the Retention shall be paid to Contractor at the time of Final Payment. All amounts paid to Contractor prior to the effective date hereof for any services and work related to the Project or under the Services Agreement dated December 3, 1996 (the "Service Agreement") shall not be applied toward or reduce any amount due hereunder to Contractor.



         6.4 TIME OF PAYMENT. Partial payments described in Section 6.3 hereof shall become due to Contractor fifteen (15) days after submission to Owner of a proper application for payment. Partial payment to Contractor shall not operate as an approval or acceptance of Work furnished pursuant to this Agreement.



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         6.5  SCHEDULE  OF VALUES.  Before  the first  application  for  payment hereunder Contractor shall submit to Owner for approval a preliminary schedule of values allocated to the various portions of the Work. The schedule of values shall be prepared in such a manner that each major item of the Work (including engineering) and each subcontracted item of the Work is shown as a separate line item. This schedule shall be used as a basis for reviewing applications for payment and may be updated from time to time by mutual agreement of the parties based on the progress of the Work. Within five (5) Business Days after receipt by Owner of the Schedule of Values, or any proposed amendment thereto, Owner shall either approve such Schedule of Values or provide Contractor with written notice of Owner's objections to such Schedule.



         6.6          APPLICATIONS FOR PAYMENT.



                      6.6.1 All applications for payment shall be submitted on a bi-weekly basis. Review by Owner of Contractor's application for payment shall be accomplished within ten (10) days after its receipt. Owner acknowledges that timely payment is a material part of the consideration of this Agreement. Owner may, as a condition precedent to any payment to Contractor, require Contractor to submit complete waivers or releases of any and all claims (except for retention if any) of any person, firm or corporation providing services, equipment or materials through the date of such application in connection with or in any way related to the performance of this Agreement, conditioned on payment of the amounts included in such application. When required, Contractor shall, in addition, furnish acceptable evidence that all such claims have been satisfied. Owner shall pay an additional charge of one percent (1%) of the invoiced amount per month for any payment not paid to Contractor when due (as determined under ARTICLE 13 in case of dispute), including any amounts improperly withheld for any reason pursuant to the terms hereof. In the event any such application for payment has not been paid, or contested in good faith as provided in ARTICLE 13, within fifteen (15) days after its due date, Contractor shall have the right to suspend performance of the Work and such suspension shall be considered to be a compensable delay by Owner. In the event any such application for payment has not been paid within sixty (60) days after its due date, Contractor shall have the right to terminate this Agreement unless it receives payment in full of such application for payment within ten (10) days after written demand therefore, and such termination shall be treated as if Owner terminated for convenience pursuant to Section 12.2 hereof. Such suspension and/or termination shall not limit or otherwise affect Contractor's right to pursue any other remedies available at law or in equity. The provisions of this Section 6.6.1 are subject to the dispute resolution procedures set forth in ARTICLE 13 hereof.



                      6.6.2 Each application for payment shall be accompanied by a certification signed by Contractor certifying to the effect that, except as previously disclosed to Owner: (a) there are no known claims, liens, security interests or encumbrances in the nature of mechanics' or materialmen's liens or


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



claims or otherwise arising out of or in connection with the performance by Contractor or any Subcontractor of the Work outstanding or known to exist at the date of the application for payment; (b) all due and payable bills with respect to the Work have been paid to date or will be paid from the proceeds of the application for payment, and (c) releases, assignments and/or waivers from all Subcontractors for Work done and materials furnished for which payment has been made by Owner to Contractor have been obtained in such a form as to constitute an effective waiver of all such liens and claims under the Laws of the State of Utah to the extent of payments made therefor by Owner and shall be delivered to Owner together with a similar release and waiver signed by Contractor.



                      6.6.3 Contractor warrants and guarantees that title to all Work, materials and equipment covered by an Application for Payment, whether incorporated in the Project or not, shall pass to Owner to the extent of receipt by Contractor of payment therefore, free and clear of all liens, claims, security interests or encumbrances.



                      6.6.4 Contractor shall submit the original of applications for payment to:



                      Crown Asphalt Ridge, L.L.C.

                      215 South State Street, Suite  550

                      Salt Lake City, Utah 84111

                      Attn:  Accounts Payable



                      6.6.5 Any amount otherwise payable under this Agreement may be withheld, in whole or part, if either:



         6.7 Contractor is in material default of any agreement covenant, obligation or condition set forth in this Agreement;



         6.8 Contractor becomes insolvent or files or has filed against it a petition for rearrangement, composition or compromise with its creditors under applicable Laws;

         6.9  Contractor fails to timely remedy defective Work; or



         6.10 Contractor fails to timely pay when due any Subcontractor for any Work properly performed on the Project.



           Before any amount may be withheld from any payment to Contractor, Owner shall advise Contractor in writing as to the reasons for such deduction, the amount to be withheld, and the reasonable steps which, if taken by Contractor, will result in the release of such withholding and shall meet with

Contractor in a good faith effort to resolve any such reason for withholding. Owner shall pay when due the portion of any invoice that is not in dispute, and shall pay any disputed amounts as provided in ARTICLE 13. Owner shall pay to Contractor any amounts withheld under this Section 6.6.5 if Contractor cures the defaults in its performance that formed the basis for such withholding.



         6.11 PAYMENT OF SUBCONTRACTORS. Contractor shall promptly pay each Subcontractor the amount to which any such Subcontractor is entitled. Contractor shall indemnify and hold harmless Owner from any loss, cost, expense (including but not limited to reasonable attorneys' fees) or liability arising from Contractor's breach of this Section 6.7. Contractor shall, by an appropriate agreement with each Subcontractor, require each Subcontractor to make payments to their respective Subcontractors in a similar manner.



         6.12 LIENS AND CLAIMS. At the time of each payment of Contractor's application for payment hereunder, Contractor shall provide to Owner sufficient documentation to establish that there are no mechanics', labor or materialmen's liens or other claims, liens, security interests or encumbrances filed against the Project, the Site and any and all interests and estates therein or any improvements or materials placed on the Site, or if such matters exist, Contractor shall endeavor to promptly have any such lien released by bond or otherwise and deliver to Owner evidence of such release. If any such lien or claim of lien is filed, Owner may withhold from the next payment invoiced by Contractor, the final payment or other amount payable to Contractor under this Agreement, an amount sufficient to discharge any or all such liens or claims. If after thirty (30) days from the time such lien or claim is made, Contractor has not discharged or bonded over such lien or claim, Owner may discharge such lien or claim with the moneys withheld, whereupon for purposes of this Agreement such moneys shall be deemed to have been paid to Contractor hereunder.



         6.13 PAYMENT OR USE NOT ACCEPTANCE. No payment of an application for Payment or other payment to Contractor or any use of the Project by Owner shall constitute an acceptance of any of the Work and other work to be performed hereunder furnished by Contractor hereunder or shall relieve Contractor of any of its obligations or liabilities with respect thereto.



         6.14 FINAL PAYMENT. Unless Owner determines to release a portion of the Retention prior to Final Acceptance, Owner will make final payment of the balance of the Contract Price due under this Agreement, including any remaining Retention, (the "Final Payment") to Contractor within fifteen (15) days after Final Acceptance. Final Payment to Contractor shall not release Contractor or any surety from their obligations hereunder. Before issuance of Final Payment, Owner may request satisfactory evidence that all payrolls, materials bills and other indebtedness connected with the Work have been paid or otherwise satisfied.

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



         6.15 OPERATION BONUS PAYMENT. The Operation Bonus shall be promptly paid to Contractor within fifteen (15) days after the end of Operation Period provided for in Section 6.2 hereof.



                          ARTICLE 7 CHANGES IN THE WORK



         7.1 MINOR CHANGES. Owner may request minor Changes in the Work consistent with the purpose of Work and not involving extra expense to or additional time for performance by Contractor. Contractor shall make such minor Changes in the Work at no additional cost to Owner and without any time adjustment for the performance thereof.



         7.2 VALUE CHANGE ORDERS. Contractor may from time to time during the course of the Work request changes in the Work, submit capital cost savings ideas and suggestions to Owner. If accepted by Owner, such ideas and suggestions shall be deemed to be "Value Change Orders" and shall entitle Contractor to a Change Order that includes the cost of engineering services related to such Value Change Order in addition to the capital cost of such change. In the event that the agreed upon projected capital cost reduction anticipated from such change is not realized, Contractor will not be entitled to recover the cost of such additional engineering services. The amount payable by Owner for such additional engineering services shall be determined as contemplated by ARTICLE 8 or as is mutually agreed upon in the Change Order. Any capital cost savings from a Value Change Order shall be shared seventy percent (70%) by Owner and thirty percent (30%) by Contractor, and shall be implemented by Change Order.



         7.3 PROCEDURE FOR CHANGE ORDERS. When Contractor becomes aware of any circumstances that Contractor believes will necessitate a change in the Contract Documents, an increase in the Contract Price or a change to the Contract Time (each a "Change"), Contractor shall notify Owner (each, a "Change Order Notice"). All Change Order Notices shall include documentation reasonably sufficient to enable Owner to determine (i) the factors necessitating the possibility of a Change; (ii) the impact that the Change is likely to have on the Contract Price; (iii) the impact that the Change is likely to have on scheduling and the Mechanical Completion Date; and (iv) such other information as Owner may reasonably request in connection with such Change. If Owner desires to make a Change, it shall submit a "Change Order Request" to Contractor. Contractor shall promptly review the Change Order Request and notify Owner in writing of the options for implementing the proposed Change (including, if practicable any option that does not involve an extension of time) and the effect, if any, each such option would have on the Contract Price, the Mechanical Completion Date, the Project Schedule, and any warranties or guaranties. Contractor shall provide Contract Price, schedule and performance guaranty impacts to Owner for Changes proposed by Owner. Owner may, but shall not be obligated to, issue a written order covering such proposed Change (each, a "Change Order"), in which event the contents of Contractor's notice described


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



in this Section 7.3 shall be binding on Contractor. In the event Owner disagrees with Contractor's statement of the effect of such Change on the Contract Price, the Mechanical Completion Date, the Project Schedule, or the warranties or guaranties, Owner may proceed with issuance of the Change Order while the dispute is being resolved.



         7.4 CONTINUED PERFORMANCE PENDING RESOLUTION OF DISPUTES. Notwithstanding a dispute regarding the amount of any increase or decrease in the Contract Price with respect to a Change, Contractor shall proceed with the performance of such Change promptly following Owner's execution of the corresponding Change Order. Until any such dispute is settled by an amendment to the Contract Price, Contractor shall be entitled to payments on a time and material basis as set forth in ARTICLE 8 and the rates and policies set forth therein. Except in the event of an emergency or minor Changes, Contractor shall not be obligated to put Changes into effect until the Contract Price has been adjusted by mutual agreement in writing, in accordance with the provisions of
Section 7.3 or Owner has confirmed in writing the obligation of Owner to pay Contractor on a time and materials basis as set forth in the immediately foregoing sentence.



         7.5 EFFECT OF FORCE MAJEURE EVENT. In the event and to the extent that a Force Majeure Event affects Contractor's ability to meet the Mechanical Completion Date, an equitable adjustment in such date and an adjustment due to Contractor's actual and demonstrated costs caused thereby shall be made by agreement of Owner and Contractor as provided in Sections 5.7 and 5.10.



         7.6 DOCUMENTATION. All claims by Contractor for adjustments to one or more of the Contract Price, the Mechanical Completion Date, the Project Schedule, and the any warranties or guaranties as a result of Changes under this
ARTICLE 7 shall be supported by such documentation as is reasonably sufficient for Owner to determine the accuracy thereof.
         Contractor shall keep and require each of its Subcontractors, if any, to keep, at no additional cost to Owner, full and detailed accounts of costs chargeable to Owner on a time and material basis under any Change Order. During the Project, and for one (1) year following Mechanical Completion of the Work, Owner or its authorized representatives shall be afforded full access to such accounts, records, and supporting documents for audit, copy (such copies will be property of Owner), and verification of such costs. Contractor or Owner shall remit promptly to the other party the amount of any adjustment resulting from audit.



         7.7 NOTICE OF CHANGE. Owner shall have the right, at any time and from time to time, to make Changes in the Work, including either extra related Work or deletions therefrom. When notified by Owner that a Change will occur, Contractor shall discontinue Work on that portion of the Work to be changed, unless otherwise specifically instructed by Owner in the notice of Change.



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



         7.8 UNKNOWN CONDITIONS. Contractor shall promptly after discovery, and before such conditions are further disturbed, notify Owner in writing of: (1) subsurface or latent physical conditions at the Site differing materially from those indicated in the Contract Documents, or (2) unknown physical conditions at the Site, of an unusual nature, materially differing from those ordinarily encountered and generally recognized as inherent in Work of the character provided for in this Agreement. To the extent practicable, Contractor shall provide such notice the same day that Contractor becomes aware of such conditions. Owner shall promptly investigate the conditions. If such conditions increase or decrease Contractor's cost of performing the Work, or time required for performance of any part of the Work, Owner and Contractor shall reasonably negotiate a Change, as appropriate, to the Contract Time and the Contract Price.



         7.9 PAYMENT FOR CHANGE ORDERS. Unless otherwise indicated in a Change Order or agreed to in writing by the parties hereto, the amount of a Change Order shall be (a) paid in the manner and as provided in ARTICLE 6 hereof, and
(b) included in the calculations for progress payments under Section 6.3 hereof. Disputed Change Orders will be paid in the manner provided in ARTICLE 13 hereof.



                  ARTICLE 8 COST OF THE WORK FOR CHANGE ORDERS



         Wherever the terms of this Agreement require the calculation of the cost of the Work for a Change Order, the following provisions shall apply:



         8.1 COST OF DESIGN & ENGINEERING SERVICES. Contractor's design and engineering costs shall be calculated on the basis of manhours expended multiplied by the Rate Schedule set forth in Schedule C hereto which manhours are subject to an audit by Owner in accordance with generally accepted auditing standards should a dispute arise between the parties relating thereto.



         8.2 CONSTRUCTION LABOR AND OTHER COST ITEMS. Contractor shall be paid for the following costs, without duplication, for the performance of the Additional Work:



                      8.2.1 Direct Labor Cost. Payment shall be made for all field classifications up to and including foremen, superintendents. resident construction manager, general superintendent, assistant superintendents, general foremen, safety representatives, surveyors, office personnel, field engineers, time-keepers, maintenance mechanics, and similar field personnel, plus fifteen percent (15%) of such cost.



         8.3 The cost for direct labor of Contractor, includes:



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



         8.4 The cost of industrial accident or Worker's Compensation and Occupational Disease Insurance.



         8.5 The cost of social security taxes and unemployment compensation insurance and all other statutory costs.



         8.6 The additional costs of Contractor's Fringe Benefit package.



         8.7 Per diem and overtime costs. The Contract Price is based on a 40 hour week and per diem for each field employee.



                      8.7.1 Contractor Equipment. A valuation for each item of construction equipment delivered to the Project shall be established and agreed to by Owner based upon ninety percent (90%) of the K-III Rental Rate for Construction Equipment owned by Contractor. For new equipment, such agreed valuation shall be either Contractor's original cost less allowed depreciation or the appraised evaluation of an independent insurance appraiser obtained at Contractor's expense, whichever is greater. Cost for equipment will include mobilization, demobilization, use costs, replacement costs for normal and required use of equipment.



                      8.7.2 Materials and Third-Party-Owned Construction Equipment Costs. Payment for the cost of materials and/or third-party-owned construction equipment furnished by Contractor shall be made, provided such furnishing and use of materials was specifically authorized. For all such materials, Contractor shall be paid the actual cost of such material, including the transportation charges, plus ten percent (10%) of such costs. The charges for third-party-owned construction equipment shall be at local and prevailing rates, plus ten percent (10%) of such rates. Vendor's invoice or acceptable substitute shall accompany the billing along with the verification by Contractor of use of such materials.



                      8.7.3 Tools and Consumables. In lieu of payment for tools and equipment with a new cost of Seven Hundred and Fifty Dollars (US $750.00) or less each, and for consumables, Contractor shall be paid an amount equal to eight percent (8%) of the actual direct labor cost of wages as defined in
Section 8.2.1.



                      8.7.4 Reasonable transportation, travel, hotel and moving expenses of Contractor's personnel incurred in connection with the Additional Work.



                      8.7.5  Cost  of  all  materials,  supplies  and  equipment


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



incorporated   in  the   Work,   including   costs   of   inspection,   testing,
transportation, storage and handling, plus ten percent (10%) of such costs.



                      8.7.6 Cost of the premiums for any additional insurance for Contractor for the performance of the Change or extra work, or any increased surety bond premium necessitated by the Change or extra work, unless otherwise paid by Owner.



                      8.7.7 Sales, use, gross receipts or other taxes, tariffs or duties related to the Additional Work for which Contractor is liable.



                      8.7.8 Permits, fees, licenses, tests, royalties, damages for infringement of patents and/or copyrights, including costs of defending related suits for which Contractor is not responsible under this Agreement and deposits lost for causes other than Contractor's fault or negligence.



                      8.7.9 All costs associated with establishing, equipping, operating, maintaining and demobilizing the field office.



                      8.7.10 Reproduction costs, photographs, cost of telegrams, facsimile transmissions, long distance telephone calls, data processing services, postage, express delivery charges, telephone service at the Site and reasonable petty cash expenses at the field office.



                      8.7.11 All water, power and fuel costs necessary for the Additional Work.



                      8.7.12 Cost of removal of all Hazardous Materials and nonhazardous substances, debris and waste materials, plus ten percent (10%) of such costs.



                      8.7.13 Costs incurred due to an emergency affecting the safety of persons and/or property, plus ten percent (10%) of such costs.



         8.8 DISCOUNTS. All discounts for prompt payment shall accrue to Owner to the extent such payments are made directly by Owner. To the extent payments are made with funds of Contractor, all cash discounts shall accrue to Contractor. All trade discounts, rebates and refunds, and all returns from sale of surplus materials and equipment, shall be credited to the cost of the Additional Work.



                    ARTICLE 9 SUSPENSION OF THE WORK BY OWNER



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



         9.1 SUSPENSION. Owner may, upon forty-eight (48) hours written notice to Contractor, order Contractor to suspend, delay, or interrupt all or any part of the Work without cause for such period of time as Owner may determine to be appropriate for its convenience. Such notice of suspension of Work will designate the amount and type of plant, labor and equipment to be committed to the Site. During the period of suspension, Contractor shall use commercially reasonable efforts to utilize its plant, labor, and equipment in such a manner as to minimize costs associated with suspension. Upon receipt of any such notice, unless the notice requires otherwise, Contractor shall:



                      9.1.1 Promptly discontinue the Work subject to the notice on the date and to the extent specified in the notice;



                      9.1.2  Place  no  further  orders  or   subcontracts   for
material, services, or facilities with respect to suspended work except to the extent required in the notice;



                      9.1.3 Promptly make every reasonable effort to obtain suspension, upon terms satisfactory to Owner, of all orders, subcontracts, and rental agreements to the extent they relate to performance of Work suspended;



                      9.1.4 Continue to protect and maintain the Work including those portions on which work has been suspended;



                      9.1.5 Take such other action(s) to mitigate Contractor's costs as Owner approves in writing;



                      9.1.6 As full compensation for such suspension, Contractor shall be reimbursed for the following costs, reasonably incurred, without duplication of any item, to the extent that such costs directly result from such suspension of Work;



         9.2 A standby charge to be paid to Contractor during the period of suspension of work, which standby charge shall be sufficient to compensate Contractor for keeping, to the extent required in the notice, its organization and equipment committed to the work in a standby status;



         9.3   All   reasonable   costs   associated   with   mobilization   and
demobilization of the plant, labor forces and equipment of Contractor and its Subcontractors;



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



         9.4 An equitable amount to reimburse Contractor for the cost of maintaining and protecting that portion of the Work which work has been suspended; and



         9.5 If, as a result of any such suspension of the Work, the cost to Contractor of later performing the Work is increased or decreased, an equitable adjustment shall be made in the cost of performing the remaining portion of Work and the applicable portion of the Contract Price.



         9.6 RESUMPTION OF WORK. Upon receipt of notice to resume suspended work, Contractor shall promptly resume performance of the suspended work to the extent required in the notice. Any claim on the part of Contractor for time or compensation relating to the suspension of work shall be waived if not presented to Owner in writing within ten (10) days after receipt of notice to resume work, and Contractor shall, within the same ten (10) days, submit for review a revised construction schedule.



         9.7 EFFECT OF BREACH. Neither compensation or extension of time shall be granted if suspension results from Contractor's breach of requirements of this Agreement.



                           ARTICLE 10 INDEMNIFICATION



         10.1         CONTRACTOR'S INDEMNIFICATION.



                      10.1.1 Subject to Section 11.5.2, Contractor agrees to indemnify, defend, and save Owner, and its officers, members, agents, employees, successors and assigns (collectively the "Owner Indemnified Parties") harmless from and against any and all loss and expense, including attorneys' fees and other legal expense, by reason of liability imposed or claimed to be imposed by Law upon Owner Indemnified Parties on the basis of any theory of strict liability for the performance by, or for the negligent acts or omissions of, Contractor, its employees, agents or Subcontractors, in the performance of the Work, including, but not limited to: (a) damage related to of bodily injuries, including death at any time resulting therefrom, sickness, disease or infection (collectively "Bodily Injuries"); (b) damage to property, sustained by any person or persons, to the extent such Bodily Injuries or property damage arise out of any such act or omission during the undertaking of or otherwise directly and arising out of, incident or relating to the performance of the Work; (c) damage or liability arising in whole or in part, through any such act or omission, or civil or criminal violations, in failing to comply with applicable Laws, and (d) any claim arising out of the breach of any obligation by Contractor or any Subcontractor of obligations or responsibilities to employees performing any portion of the Work or violation by Contractor or Subcontractors of any labor or safety standards applicable to the Work.

                      10.1.2  Notwithstanding  the requirements of the foregoing
Section 10.1.1, Contractor shall have no obligation to indemnify Owner Indemnified Parties for any pro rata liability imposed upon Owner Indemnified Parties for damage, loss or expense, including attorneys' fees and other legal expense, arising by reason of liability imposed or claimed to be imposed by Law arising out of or relating to any negligent act or omission, strict liability or criminal violations of any Owner Indemnified Party or of Owner's separate contractors or their agents or employees; provided, however, that this provision does not relieve Contractor of Contractor's pro rata liability under the indemnity provisions hereof.



         10.2         OWNER'S INDEMNIFICATION.



                      10.2.1 Subject to Section 11.5.2, Owner agrees to indemnify, defend, and save Contractor, and its officers, members, agents, employees, successors and assigns (collectively, the "Contractor Indemnified Parties") harmless from and against any and all loss and expense, including attorneys' fees and other legal expense, by reason of liability imposed or claimed to be imposed by Law upon Contractor Indemnified Parties on the basis of any theory of strict liability for the performance by, or for negligent acts or omissions of, the Owner Indemnified Parties in the performance of the Work, including, but not limited to: (a) damage because of Bodily Injuries; (b) damage to property, sustained by any person or persons, to the extent such Bodily Injuries or property damage arise out of any such act or omission during the undertaking of or otherwise directly and arising out of, incident or relating to the performance of the Work; (c) damage or liability arising in whole or in part, through any such act or omission, or civil or criminal violations by any Owner Indemnified Party in failing to comply with applicable Laws, and (d) any claim arising out of the breach of any obligation by any Owner Indemnified Party of obligations or responsibilities to employees or violation by any Owner Indemnified Party of any labor or safety standards applicable to the Work.



                      10.2.2  Notwithstanding  the requirements of the foregoing
Section 10.2.1, Owner shall have no obligation to indemnify the Contractor Indemnified Parties for any pro rata liability imposed upon any of the Contractor Indemnified Parties for damage, loss or expense, including attorneys' fees and other legal expense, arising by reason of liability imposed or claimed to be imposed by Law arising out of or relating to the negligent act or omission, criminal violations or strict liability of any Contractor Indemnified Party or their agents or employees; provided, however, that this provision does not relieve Owner of Owner's pro rata liability under the indemnity provisions hereof.



                      10.2.3 Owner shall indemnify, defend and hold harmless Contractor from and against any claim that the Project violates or infringes on any property right derived from the patented rights of Dr. Park Guymon.



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         10.3 CLAIM PROCEDURE.  Promptly after receipt by any Indemnified  Party under this ARTICLE 10 of notice of any claim or the commencement of any action, said Indemnified Party shall notify the indemnifying party in writing of the claim or the commencement of said action; provided that the failure to notify the indemnifying party shall not relieve indemnifying party from any liability which it may have to an Indemnified Party otherwise under this ARTICLE 10 unless such failure prejudices the indemnifying party's ability to perform its obligations under this ARTICLE 10. If any such claim shall be brought against an Indemnified Party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and to assume the defense thereof with counsel satisfactory to the Indemnified Party and to settle and compromise any such claim or action. After notice of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the Indemnified Party under this ARTICLE 10 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof.



         10.4 NO LIMITATION. The provisions of the ARTICLE 10 shall not limit or otherwise affect the rights and remedies of the parties not otherwise limited by this Agreement and available at law or in equity.



                 ARTICLE 11 INSURANCE AND WAIVER OF SUBROGATION



         11.1         CONTRACTOR'S INSURANCE.



                      11.1.1 General Requirement. During the Contract Time and at all times during the performance and until completion of the Work, Contractor, and its Subcontractors at any tier, shall each severally provide and maintain at its own expense the insurance required by this Section 11.1 for the benefit of Contractor performing Work at the Site and for the benefit of Owner and its affiliated corporations; such insurance is to continue in force until Final Acceptance.



                      11.1.2 No Owner Insurance. Except for the Builders Risk Policy contemplated by Section 11.2 hereof, insurance shall not be provided by Owner for Contractor, its Subcontractors, suppliers, service organizations, testing companies, engineers, consultants or anyone else under contract with Contractor. Contractor shall be solely responsible for procuring and maintaining the following insurance coverage for all Work provided hereunder.



                      11.1.3 Specific Requirements. During the Contract Time, Contractor and all Subcontractors shall maintain in force the following insurance with companies with an "A" or better rating by A.M. Best Company, unless otherwise agreed, and with policies written in a form acceptable to


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



Owner; provided, however, that Contractor and all Subcontractors may, at their discretion, maintain insurance in addition to or in excess of the limits set forth herein:



                      (a) Professional Liability Insurance. Contractor shall provide, for Owner's protection professional liability insurance for claims arising from the negligent performance of the design and engineering services provided under this Agreement shall be written for not less than $1,000,000 per claim and in the aggregate. These requirements shall be continued in effect for three (3) year(s) after the Mechanical Completion Date. If Contractor retains consultants or Subcontractors who provide design or engineering services, said entities shall carry professional liability insurance coverage in the foregoing sums unless Owner, in its sole discretion, lessens or waives this requirement in writing for a specific design or engineering professional or Subcontractor.



                      (b) Worker's Compensation and Occupational Disease insurance in compliance with applicable Law in the jurisdiction where the Work and services are to be performed, including the following special coverage extensions:




                      (I) Employers Liability coverage with limits of not less than per $1,000,000 per accident;




                      (ii) "Borrowed Servant" endorsement providing that a Worker's Compensation claim brought against Owner by a Contractor's employee shall be treated as a claim against Contractor;




                      (iii) Premiums and any and all return premiums for Worker's Compensation insurance and other applicable insurance and dividends earned thereunder, shall belong to and be payable to Contractor.



                      (c) Commercial General Liability insurance with per occurrence limit, subject to an annual $18,000,000 total aggregate for
Contractor, for bodily injury and property damage, including the following coverage extensions:




                           (I)      Contractual liability covering the liability
assumed in this Agreement;




                           (ii)     Completed  operations  coverage  which shall

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



continue in force for a period of three (3) years following Mechanical Completion of the Work;




                           (iii)    Comprehensive Automobile Liability insurance
including all owned, non-owned, and hired vehicles, with not less than the following limits:




         Bodily Injury




         _ $2,000,000 combined single limit


         Property Damage per occurrence



                      11.1.4 Special Provisions. All policies of insurance carried by Contractor and its Subcontractors pursuant to this Section 11.1 shall
(a) provide that they may not be canceled or the protection afforded thereby substantially changed without thirty (30) days prior written notice to Owner and
(b) contain endorsements stating that Contractor's/Subcontractor's coverage is primary to any coverage Owner may elect to carry for its own account, or for Contractor or its Subcontractors. The policies required under Section 11.1.3(c) shall be endorsed to name Owner, MCNIC Pipeline & Processing Company, Crown Asphalt Corporation and their respective members, subsidiaries and associated and affiliated companies, as additional insureds with respect to items for which indemnification is provided by Contractor pursuant to ARTICLE 10 hereof. Contractor and Subcontractors shall permit Owner to examine any of the insurance policies specified herein.



                      11.1.5 Deductibles. Subject to ARTICLE 10, any and all deductibles specified in the above described Contractor or Subcontractor insurance policies shall be assumed by, for the account of, and at the sole risk of Contractor or its Subcontractors.



                      11.1.6 Subcontractor Insurance. The provisions of the insurance described above shall apply to Contractor and its Subcontractors, and these specifications shall be incorporated in any contract or agreement between Contractor and its Subcontractors who perform Work under this Agreement.



                      11.1.7 Evidence of Insurance. Contractor shall not commence Work at the Site until a certificate in evidence of insurance coverage has been provided to and approved by Owner, nor shall Contractor allow any


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



Subcontractor to commence Work at the Site until said Subcontractor has provided a certification in evidence of insurance coverage, and said certification has been provided to and approved by Owner. Certificates shall be furnished to Owner promptly and must reflect both the endorsement provisions requiring thirty (30) days prior written notice to be given before cancellation or material change, and the additional interest where applicable. Each certificate shall specify the date when such benefits and insurance expire. Contractor agrees that such benefits and insurance, as specified above, shall be provided and maintained until Final Acceptance.



         11.2 It shall be a condition of approval that the required insurance must be arranged with insurance companies authorized to do business in the State of Utah, U.S.A.



         11.3 Contractor shall be responsible for compliance by all of its Subcontractors with these insurance requirements and shall furnish certificates as provided herein evidencing the required insurance for its Subcontractors.



         11.4 Owner's approval or failure to approve or disapprove insurance certificates furnished by Contractor or its Subcontractors shall not relieve Contractor or its Subcontractors from responsibility for liability, damage, and accidents as set forth herein.



         11.5 If at any time the required  insurance  policies described in this
Section 11.1 should be canceled, terminated or modified so that the insurance is not in full force and effect as required herein, and such insurance is not replaced within ten (10) days after written notice to Contractor, such event shall be a default hereunder and Owner may obtain insurance coverage equal to that required herein and recover the premium costs therefor from Contractor.



         11.6 Contractor and its Subcontractors shall, as they deem necessary, carry fire, theft, physical damage, or other insurance on their own and their employees' tools, equipment, reusable materials (such as metal forms and metal scaffolding), trailers, and any property of their employees.



         11.7 OWNER'S INSURANCE. Owner shall, at its sole cost, carry "Builder's All Risk" insurance covering all risk of physical loss or damage to the Work at the Site, including all materials, equipment, and supplies which are being transported to the Site and which are to become a part of the Work (but excluding any loss or damage to Contractor's or any Subcontractor's equipment, machinery, or tools, and equipment or property of a similar nature not destined to become a permanent part of the completed Work or Project). Such insurance shall be provided with a limit sufficient to cover property values at risk on a replacement cost basis, and shall insure against the perils of fire and extended


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



coverage and shall include "all risk" insurance for physical loss or damage, including, without duplication of coverage, theft, vandalism, and malicious mischief. Owner, Contractor and Subcontractors shall be named as insureds under said policy, as their interests appear.



         11.8         PROPERTY INSURANCE LOSS ADJUSTMENT.



                      11.8.1 Any insured loss shall be adjusted with Owner and Contractor and made payable to Owner and Contractor as trustees for the insureds, as their interests may appear. Unless otherwise mutually agreed, if the proceeds are not used to restore any damaged or destroyed portions of the Work to which such proceeds relate, such damaged or destroyed Work shall be deemed to be fully complete in accordance with the Contract Documents and accepted by Owner, and Contractor shall be entitled to a Change Order for any Additional Work or Change in warranties or guaranties resulting from such damaged or destroyed Work or the affect of such damaged or destroyed Work on the balance of the Project.



                      11.8.2 Upon the occurrence of an insured loss, monies received will be deposited in a separate account and the trustees shall make distribution in accordance with the agreement of the parties in interest, or in the absence of such agreement, in accordance with an arbitration award pursuant to ARTICLE 13. If the trustees are unable to agree between themselves on the settlement of the loss, such dispute shall also be submitted for resolution pursuant to ARTICLE 13.



         11.9 WAIVER OF SUBROGATION. The insurance policies carried by Contractor and its Subcontractors pursuant to Section 11.1.3 (c) hereof shall contain endorsements waiving the insurer's right to subrogation against Owner, its members and their respective subsidiaries, associated, and affiliated companies, and their employees, officers, and directors. Contractor shall require similar waivers from all Subcontractors and any consulting engineers and shall require each of them to include similar waivers in their subcontracts of any tier and consulting agreements.



         11.10        LIMITATION OF LIABILITY OF CONTRACTOR.



                      11.10.1 The liability of Contractor for third party claims arising out of or relating in anyway to the Work or the Project shall in no event exceed the amount of insurance which Contractor or Owner are required to provide by the terms hereof plus any deductible paid by Contractor.



                      11.10.2 Notwithstanding anything in the Contract Documents to the contrary, in no event will either party be liable to the other party or


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



any other person for consequential or special damages, including but not limited to, loss of use of the facilities or equipment, lost profits, lost production or inability to perform collateral contracts.



                      11.10.3 This Section 11.5 and all of its subparagraphs shall not be valid or enforceable should such liability arise as a direct result of fraud or intentional misrepresentation on the part of Contractor or Owner.



         11.11 DAMAGE TO VEHICLES. In addition to Contractor's liability for property damage as set forth in the Contract Documents, Contractor shall also be responsible and shall indemnify and hold harmless Owner for any damage to Contractor's vehicles and the vehicles of its Subcontractors, employees, and agents or representatives of Contractor or Subcontractors while the vehicles are parked or used on Owner's property or in the performance of the Work.



               ARTICLE 12 TERMINATION AND OWNER'S TAKEOVER RIGHTS



         12.1         TERMINATION BY OWNER FOR CAUSE.



                      12.1.1 If any or all Work to be performed under this Agreement is abandoned by Contractor; if Contractor materially fails to abide by the Laws of governmental authorities having jurisdiction; or, if Contractor materially utilizes improper materials and/or inadequately skilled workers; or, if Contractor materially does not make proper payment to laborers, material suppliers or Subcontractors; or, if any material amount of the Work is subcontracted by Contractor without the required approval of Owner; or, if Contractor becomes insolvent or unable to meet its payroll or other current obligations or be adjudicated a bankrupt, or have an involuntary petition of bankruptcy filed against it, or make an assignment for benefit of creditors, or file a petition for an arrangement, composition, or compromise with its creditors under any applicable Laws, or have a trustee or other officer appointed to take charge of its assets; or, if Contractor is violating any of the conditions or provisions of this Agreement; or, if Owner determines that Contractor is refusing or failing to perform properly any Work or that Contractor is performing Work in bad faith or not in accordance with the terms hereof; or if Contractor is otherwise in material breach of any provision of this Agreement or fails to substantially perform any of its obligations hereunder and does not commence and diligently proceed to cure any such default within ten (10) days after receipt of written notice of default, Owner may, without notice to Contractor's sureties, either withhold any amounts necessary to cure such default or terminate Contractor's right to proceed with all or any portion of such Work. Owner will then have the right to complete such Work by whatever reasonable method Owner may deem expedient, including employing another contractor under such form of contract as Owner may deem advisable, and Owner shall have the right to take possession of and use until Mechanical Completion


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



any or all of the materials, plant, tools, equipment, supplies, and property of every kind furnished by Contractor for such Work.



                      12.1.2 The expense of so completing such Work, which is in excess of the expense that Owner would have incurred if Contractor had completed the Work, together with a reasonable charge for administering any contract for such completion, will be charged to Contractor, and such expense may be deducted by Owner out of such monies as may be due or may at any time thereafter become due to Contractor.



                      12.1.3  Upon  receipt  of  any  such  written   notice  of
termination of right to proceed, Contractor shall, at Contractor's expense, take the following actions for that Work affected by any such termination:



         12.2 Assist Owner in making an inventory of all materials and equipment in storage at the Site, in route to the Site, in storage or manufacture away from the Site, and on order from suppliers;



         12.3 Assign to Owner subcontracts, supply contracts and equipment rental agreements all as designated by Owner; and



         12.4 Remove from the Site all construction materials, equipment and plant listed in said inventory other than such construction materials, equipment and plant that are designated in writing by Owner to be used by Owner in completing such Work.



         In the event Owner terminates Contractor's right to perform the Work by asserting one of the grounds set out in this Section 12.1 and such grounds are later determined to be inapplicable, Owner's action shall then be deemed to be a termination pursuant to Section 12.2, TERMINATION FOR CONVENIENCE, and subject to all payment terms therein.



                      12.4.1 The procedure provided in this Section 12.1 for termination shall be concurrent with and in addition to and without prejudice to, and not in lieu of or in substitution for, any other rights or remedies at law or in equity which Owner may have for the enforcement of its rights under this Agreement and its remedies for any default by Contractor of the covenants, obligations or conditions hereof.



         12.5         TERMINATION FOR CONVENIENCE.



                      12.5.1 Owner shall have the right at any time to terminate, for its convenience and with or without cause, all or any portion of


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



the Work upon giving five (5) days written notice thereof to Contractor. The termination shall be effective five (5) days after the delivery of the notice or upon such later date as may be specified in the notice. Upon such termination an equitable settlement shall be made between Owner and Contractor. It is the intent of the parties hereto that an "equitable settlement" hereunder shall include payment for only the Work actually performed and the materials furnished and incorporated into the Work up to the date of termination, plus reasonable overhead and profit thereon, direct, actual expenses incidental to termination and settlement plus an equitable distribution of the Operation Bonus as provided in Section 12.2.2 hereof.



                      12.5.2 Pursuant to the intent of the parties as set forth in Section 12.2.1., the parties hereby agree that the following items shall be considered in arriving at an equitable settlement:



         12.6 Direct and indirect costs and expenses of engineering, planning, arranging, constructing, installing and administering, incurred prior to the termination, in accordance with generally accepted accounting practices.



         12.7 Reasonable costs and expenses of removing, storing and preserving or disposing of materials not used in the performance of the Work.



         12.8 Reasonable accounting, clerical and other costs and expenses incident to termination and settlement.



         12.9 Reasonable overhead and profit allowance for preparation made and Work done prior to the termination.



         12.10 Reasonable costs and expenses of settling claims, if any, of Subcontractors, including the reasonable cost of Work done and materials supplied by Subcontractors to the time of termination plus an equitable allowance for Subcontractor's overhead and profit on Work done prior to date of termination.



         12.11 Amounts otherwise payable under the Contract Documents including any Change Order Work required by Owner.



         12.12 equitable distribution of the Operation Bonus as estimated on the date of such notice; provided, that if this Agreement is terminated for convenience (a) less than ninety (90) days after the Effective Date, Contractor shall receive no portion of the Operation Bonus, or (ii) more than ninety (90) days after the Effective Date, Contractor shall receive the Operation Bonus in the ratio that the sum of the Contract Price paid to Contractor as of the date


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



of termination bears to the entire Contract Price, and such amount shall be promptly paid to Contractor at the end of the Operation Period.



                      12.12.1 The following items shall not be considered in arriving at an equitable settlement except to the extent identified above:



         12.13 Anticipated profits or fees to be earned on uncompleted portions of the Work.



         12.14  Consequential damages.



         12.15 Expenses of Contractor due to the failure of Contractor or its Subcontractors to discontinue the Work on the date of termination as identified in the notice of termination.



         12.16 Losses upon other contracts or from sales or exchanges of capital assets or Internal Revenue Code Section 1244 assets.



                      12.16.1 Items not specifically listed in Sections 12.2.2 and 12.2.3 shall be considered or not considered in such equitable settlement in accordance with the intent of the parties as hereinabove expressed. No final payment shall be made by Owner hereunder, however, until Contractor has submitted to Owner (a) a final statement supported by vouchers; (b) lien waivers or other evidence satisfactory to Owner that Contractor has paid in full all labor, materials, services, and subcontracts and all applicable taxes for those cost previously paid by Owner (c) conditional lien waivers for all labor, materials, services and subcontracts to be paid upon final payment by Owner.



                      12.16.2 Upon receipt of such termination notice, and except as otherwise directed by Owner, Contractor, at Owner's expense, shall do all things necessary to ensure the efficient, proper closeout of the terminated Work, including, but not limited to, the following:



         12.17 Perform such acts as may be necessary to preserve and protect all Work already performed and Owner's property;



         12.18 Stop performance of all Work terminated on the date of the notice and to the extent specified in said notice, excepting only that Work which Owner directs to be performed to carry out said termination;



         12.19 Place no further orders, trade contracts, or subcontracts for services, materials or equipment except as shall be necessary for completion of


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



such portion of the Work which is not terminated, nor make any further procurement or other monetary commitments except with the written consent of Owner;



         12.20 At the request of Owner, terminate to the extent possible all outstanding contracts, orders or subcontracts to the extent they are related to or include a scope of work or equipment or material item which is subject to said termination order;



         12.21 Assign to Owner, in the manner and to the extent directed by Owner, all the rights, title and interest of Contractor in outstanding orders or subcontracts for Work so terminated; upon such assignment, Owner shall have the right, but not the duty, to settle or pay any and all claims arising out of the termination; or Owner may direct Contractor, with approval of Owner, to settle all outstanding liabilities and all claims arising out of such termination provided that Owner has first paid Contractor the amount of such outstanding liabilities and claims;



         12.22 Deliver to Owner, when and as directed by Owner, all documents which, if the Work had been completed, Contractor would be required under the Contract Documents to account for or deliver to Owner, and transfer title to Owner to such property to the extent not already transferred.



                          ARTICLE 13 DISPUTE RESOLUTION



         13.1 COMMITMENT TO RESOLUTION. Owner and Contractor are committed to the timely resolution of any disputes, issues or claims between them at the lowest possible level. Compliance with the requirements of this ARTICLE 13 is a precondition to the filing of any complaint or Lawsuit relating to a matter in dispute between Owner and Contractor.



                      13.1.1 Owner and Contractor agree to maintain good communications between them on the Project and are committed to open and frank discussions of any issues which may arise. Both are committed to bringing up issues at weekly job meetings or at specially called meetings to discuss matters at issue.



                      13.1.2 Contractor may seek technical clarifications by use of a form titled "CONTRAcTOR'S REQUEST FOR INFORMATION." Contractor shall be solely responsible for requesting instructions or interpretations which Contractor determines are necessary in its performance of the Work.



                      13.2 DISPUTE RESOLUTION PROCEDURE.  In order to accomplish


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the  amicable  resolution  of  disputes,  the  parties  agree  to the  following procedure as a pre-condition to the filing of any legal action by either party:



                      13.2.1 Contractor shall give written notice to Owner as soon as reasonably practicable, but in no case longer than thirty (30) calendar days after discovery by Contractor of the occurrence of the event giving rise to any claim by Contractor. The parties acknowledge that timely notice is required by Owner so that all matters can be remedied or resolved promptly. If Contractor intentionally fails to comply with such notice requirement, then the claim for which notice is not timely given may, in the sole discretion of Owner, be considered waived by Contractor.



                      13.2.2 Contractor shall submit with its claim such information, costs, and data in such detail and specificity as may be required by Owner to justify and substantiate such claims.



                      13.2.3 If the dispute resolution procedure set forth above does not resolve the issue or claim, the matter shall be submitted to binding arbitration as set forth in Section 13.3 hereof.



         13.3         ARBITRATION.



                      13.3.1 Submission to Arbitration. The parties hereby submit all controversies, claims, and matters of difference arising under this Agreement to arbitration. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: (a) all questions relating to Force Majeure Events, Changes and interpretation or breach of this Agreement, (b) all questions relating to any representations, negotiations, and other proceedings leading to the execution hereof, and (c) all questions as to whether the right to arbitrate any such questions exists.



                      13.3.2   Initiation  of   Arbitration   and  Selection  of
Arbitrators. The party desiring arbitration shall so notify the other party, identifying in reasonable detail the matters to be arbitrated and the relief sought. Except for Fast Track and Regular Proceedings (as defined in the Construction Industry Arbitration Rules of the AAA (the "Rules")), arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney with at least ten years' experience in mining law; (2) an attorney with at least ten years' experience in construction law, including mining matters; and (3) a person with at least ten years' experience in the oil and gas, construction or mining industry and at least 10 years experience in tar sands or crude oil processing. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA. If any party or the


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arbitrators  fail to select  arbitrators as required above, the AAA shall select such arbitrators. Arbitrators for Fast Track and Regular Proceedings shall be selected in the manner provided for in the Rules.



                      13.3.3 Arbitration Procedures. All matters arbitrated hereunder shall be arbitrated in Salt Lake City, Utah pursuant to Utah Law, and shall be conducted in accordance with the Rules, except to the extent such Rules conflict with the express provisions of this Section 13.3 which shall prevail in the event of such conflict). The arbitrator(s) shall conduct a hearing no later than 45 days after submission of the matter to arbitration, and a decision shall be rendered by the arbitrators within 10 days of the hearing. At the hearing, the parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required, but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. Any award entered in an arbitration shall be made by a written opinion stating the reasons for the award made.



                      13.3.4 Enforcement. This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties to the extent and in the manner provided by Utah Law. All awards may be filed with the clerk of one or more courts, state, federal, or foreign, having jurisdiction over the party against which the award is rendered or its property, as a basis of judgment and of the issuance of execution for its collection. No party shall be considered in default hereunder during the pendency of arbitration proceedings specifically relating to such default.



                      13.3.5 Fees and Costs. The arbitrators' fees and other costs of the arbitration and the reasonable attorney fees, expert witness fees and costs of the prevailing party shall be borne by the non-prevailing party. In its written opinion, the arbitration panel shall, after comparing the respective positions asserted in the arbitration claim and answer thereto, declare as the prevailing party that party whose position was closest to the arbitration award (not necessarily the party in favor of which the award on the arbitration claim is rendered) and declare the other party to be the non-prevailing party. The arbitration award shall include an award of the fees and costs provided by this
Section 13.3.5 against the non-prevailing party.



         13.4 WORK CONTINUANCE. At all times, even if a matter is subject to a dispute resolution procedure, Contractor shall proceed with the undisputed Work in accordance with the determinations, decisions, instructions and clarifications of Owner, without waiver by Contractor of any rights, claims or defenses relating thereto, and Contractor shall be compensated as provided in this Agreement during such Work continuance; provided, however, that Contractor shall be paid for all disputed amounts included in any application for payment


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on the basis of time and materials as provided in ARTICLE 8 hereof,  except that the mark-up of Contractor on such amounts may be withheld by Owner pending the outcome of the dispute resolution proceedings provided for in this ARTICLE 13. In the event Contractor is not timely paid the undisputed portions of any invoice, as set forth in Section 6.6.1, Contractor shall, in addition to its other rights and remedies, have the right to suspend performance of the Work until such payment is received by Contractor.



         13.5 MULTIPARTY PROCEEDING. The parties agree that they will use their best efforts to ensure that all parties necessary to resolve a claim or issue are parties to the same dispute resolution procedure required by this ARTICLE
13. Appropriate provisions shall be included in all contracts between Contractor and its Subcontractors at any tier to require any Subcontractor to consolidate any claims it may have with those of Contractor in any dispute resolution procedure required under this ARTICLE 13.



                       ARTICLE 14 LABOR, SAFETY & SECURITY



         14.1         LABOR, EMPLOYEES, SUPERVISION.



                      14.1.1 Except for termination or completion of work assignment, Contractor's Project Manager and Project Engineer who are assigned by Contractor to the Project will not be removed from the Project or assigned additional work on other Projects without providing notice to Owner. In addition, with respect to voluntarily removal of any such person by Contractor, Contractor will submit to Owner one (1) month advance formal written notice that any such Project Manager or the Project Engineer assigned to the Project will be removed.



                      14.1.2 Contractor shall keep a superintendent at the Site during the progress of the Work who shall represent Contractor, and all directions given to the superintendent by Owner shall be as binding as if given directly to Contractor. All major directions or instructions by Owner will be confirmed in writing as provided herein.



         14.2 PERFORMANCE OF WORK, CARE REQUIRED. Contractor and its Subcontractors of any tier shall at all times conduct all operations under this Agreement in a reasonable manner to avoid the risk of bodily harm to persons or risk of damage to any property at the Site. Contractor shall promptly take all reasonable precautions which are necessary and adequate against any conditions which involve a risk of bodily harm to persons or damage to any property. Contractor shall inspect all of the Work in an effort to discover and determine any such conditions, and shall be solely responsible for discovery, determination, and correction of any such conditions. Contractor and its Subcontractors of any tier shall assure that their personnel are properly trained and fully qualified to perform operations in the manner described above.

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         14.3 STRIKES.  Contractor shall at all times supply a sufficient number of skilled workers to perform the Work covered by this Agreement with promptness and diligence. Should any workers performing Work covered by this Agreement engage in a strike or other Work stoppage or Work slowdown or cease to work due to picketing or a labor dispute of any kind, Contractor shall take all appropriate and commercially reasonable steps to ensure that its work force continues to the extent practicable.



         14.4 ILLUMINATION. When any Work is performed at night or where daylight is shut off or obscured, Contractor shall provide artificial light sufficient to permit Work to be carried on efficiently, satisfactorily, and safely, and to permit thorough inspection. During such time periods, the access to the place of Work shall also be clearly illuminated. All wiring for electric light and power shall be installed and maintained to ensure the standards of safety and accident prevention for which Contractor is responsible, securely fastened in place at all points, and shall be kept as far as possible from telephone wires, signal wires, and wires used for firing blasts.



         14.5         ACCIDENT PREVENTION.



                      14.5.1 Contractor shall comply with and enforce compliance by all Subcontractors and their respective employees, agents, consultants, Subcontractors or suppliers with the standards of safety and accident prevention as set forth in or required by all applicable Laws of any governmental entity having jurisdiction of the Work performed by Contractor hereunder. Contractor warrants that it is familiar with and that its safety and accident prevention program will be consistent with or exceed the program discussed or suggested in the Project Safety Manual, the edition of the "Manual of Accident Prevention in Construction", as published by the Associated General Contractors of America Inc., and the edition of the "Accident Prevention Manual for Industrial Operations" as published by the National Safety Council, Inc. in effect as of the Effective Date.



                      14.5.2 Contractor shall submit to Owner for its review a written copy of its contract-specific safety plan, which shall fully comply with all requirements of the Contract Documents, prior to mobilization. Any review or acceptance by Owner of Contractor's safety plan shall not relieve Contractor of its responsibility for safety, nor shall such review be construed as limiting in any manner Contractor's obligation to undertake any action which may be necessary or required to establish and maintain safe working conditions at the Site.



                      14.5.3 Contractor shall appoint a qualified safety representative. Such safety representative shall attend all Work safety meetings and participate fully in all activities outlined in Contractor's safety program.



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                      14.5.4  Contractor  shall maintain  accurate  accident and injury reports. Upon request, Contractor shall furnish Owner a monthly summary of injuries and manhours lost due to injuries.



                      14.5.5 Contractor shall hold regularly scheduled meetings to instruct its personnel on safety practices and the requirements of the Work safety program. Should Contractor be cited for any violation of its safety related obligations, Contractor shall discharge any responsibility in connection with such violation at its own expense. Contractor agrees to indemnify, defend and hold Owner harmless for any costs or liability incurred as a result of the failure of Contractor or any of its Subcontractor to comply with the employee safety and health requirements of this Agreement.



         14.6 VEHICULAR REQUIREMENTS. The following traffic regulations (which at all times shall be generally applicable to Owner and Owner's separate Contractors) must be obeyed by Contractor:



                      14.6.1 All vehicles must come to a complete stop at all gates, building entrances, stop signs, and posted railroad crossings.



                      14.6.2 All vehicular equipment operating on Owner's plant roadways must be operated within posted speed limits, and seat belts must be worn at all times while on Site.



                      14.6.3 When necessary for trucks to stop on tracks for loading and unloading, the tracks must be properly flagged.



                      14.6.4 Vehicles must have their lights turned on and horns sounded when entering buildings. When the driver's vision is obscured, an observer must be assigned to the vehicle to keep all personnel safe and in the clear.



                      14.6.5 Parking areas shall be designated by Owner.



                      14.6.6 All vehicles must adhere to traffic restrictions and requirements.



                      14.6.7 Engine compression brakes shall not be used at the Site.



         14.7 EXPLOSIVES AND BLASTING. Contractor not perform any blasting unless expressly authorized in writing by Owner.



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         14.8         SAFETY.



                      14.8.1 Contractor shall use commercially reasonable efforts to obtain during the performance of the Work the "Lost Time Accident
Rate" (LTA) for Contractor and each Subcontractor at any tier of at least fifteen percent (15%) below the national average, as determined by the Department of Labor Occupational Injury and Illness Incidence Rates schedule. Owner shall not be responsible for any schedule adjustments, contract price adjustments, or other liabilities for failure of Contractor or any Subcontractor or proposed Subcontractor at any tier to meet this standard.



                      14.8.2 Owner reserves the right to consider any relevant criteria on Contractor or any of the Subcontractors at any tier, such as MSHA/OSHA citation history, accident severity, etc., reflecting on the risk of injury or illness to Owner's property or employees, or to Owner's separate contractors.



                      14.8.3 Owner may, at its option, refuse or have terminated from the Work any Subcontractor at any tier which poses an unacceptable risk of injury or illness to Owner's property or employees, or to Owner's separate contractors.



                      14.8.4 To protect persons from injury and to avoid property damage, adequate barricades, construction signs, flashers, or guards shall be placed and maintained at the Site by Contractor during the progress of construction Work, including after regular working hours and on weekends. In addition, when required, watchmen or flagmen shall be posted at the Site by Contractor to prevent accidents.



                      14.8.5 Adequate guards will be installed at the Site on exposed moving parts of power tools and equipment. Contractor must comply and require all Subcontractors to comply with the applicable Laws with respect thereto in effect in the State of Utah.



                      14.8.6 Contractor's personnel and the personnel of any Subcontractors are not to work from scaffolding until it is ready for use and has been inspected and approved for use by Contractor's safety representative. Contractor shall be liable for the careful, proper, safe, erection and maintenance of scaffolding at the Site. Any inspection or observation by Owner will neither impute responsibility on Owner nor relieve Contractor from liability for the careful, proper, and safe, erection and maintenance of the scaffolding.



         14.9         PROTECTIVE EQUIPMENT.



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                      14.9.1  Hard hats,  meeting  ANSI Z.89  standards,  safety glasses, meeting ANSI Z.87 standards, and steel-toed leather work boots, meeting ANSI Z.41 standards, (6" high minimum) shall be worn at all times by Contractor's personnel, its Subcontractors' personnel, and any other persons entering Owner's property at the invitation of or with the knowledge or permission of, or on behalf of Contractor or any Subcontractors. Other protective equipment shall be utilized as specified in applicable federal, state and local statutes, rules, or orders, or as specified by Owner.



                      14.9.2 Contractor and its Subcontractors shall furnish respirators for their employees to be available when required. Such respirators must comply with all applicable standards and regulations relating thereto.



         14.10        CONTRACTOR SUBSTANCE ABUSE PROGRAM.



                      14.10.1 To the extent permitted by Law, Contractor for itself and for and on behalf of its Subcontractors at all tiers shall maintain a substance abuse program, which program shall meet the minimum requirements published by the Associated General Contractors of America, Inc. and the National Safety Council, Inc. for substance abuse prevention.



                      14.10.2 CONTRACTOR AND ITS SUBCONTRACTORS SHALL NOT SUPPLY TO OWNER A LIST OF THE NAMES OF INDIVIDUALS WHOSE SUBSTANCE ABUSE SCREENING TESTING OR BLOOD ALCOHOL TESTING HAS PROVEN POSITIVE. NOR WILL THEY IN ANY WAY COMMUNICATE OR ATTEMPT TO COMMUNICATE TO OWNER ANY DETAIL RELATING TO SUCH INDIVIDUAL.



                      14.10.3 Contractor shall ensure, by exercising all reasonable means, that its agents and employees and those of its Subcontractors are neither under the influence of, nor do they use, possess, consume, transfer, manufacture, or sell or attempt to sell any form of alcohol, intoxicant, narcotic, depressant, stimulant, hallucinogen, illegal drug or perception-altering substance except the taking of those prescribed drugs under the direction of a licensed, qualified physician while engaged on the Project or property, or while performing Work or engaged in activities envisaged under this Agreement. In the event that a particular prescription or over-the-counter medication may have an effect upon an individual's ability to perform Work on the Project or property, Contractor shall satisfy Owner that it has taken appropriate and adequate measure to assure that such medication will not impair the individual's Work performance or create a risk to the individual or to others engaged on Owner's Project or present on Owner's property, or create a risk of damage to or impairment of property and the environment.



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                      14.10.4  Contractor  shall retest all  individuals who may have been involved in an accident within 12 hours of the incident at no cost to Owner.



         14.11 FIRST AID, HOSPITAL, MEDICAL. Contractor shall provide and maintain adequate first aid facilities at the Site and arrange for emergency treatment of injuries by doctors in private practice. Owner will not assume any responsibility, financial or otherwise, for any hospital, medical, or surgical care or treatment which Contractor, Subcontractors, or their employees may require during the course of the Work or at any time thereafter. In the event of the use of any of Owner's first aid, hospital, or medical facilities or medical personnel by Contractor, Subcontractors, or their agents or employees, Contractor shall pay the reasonable value of any such use or services, and agrees to indemnify and hold Owner harmless from any damage, claim, expense, or liability which may arise out of or be incidental to such use of facilities or services.



         14.12        CLEARANCES ALONG ROADWAYS AND RAILROADS.



                      14.12.1 Contractor shall keep all material at least six feet (6') from the edge of the roadways and clear of walkways, and shall maintain a clearance of eight feet six inches (8'6") from the centerline of all railroad track.



                      14.12.2 Approval for construction of temporary railroad crossings in locations other than the areas assigned to Contractor shall be obtained from Owner. When the use of such temporary crossings is no longer required, said crossings shall be removed by Contractor and track restored to its original condition. No temporary railroad crossing will be allowed on tracks not owned by Owner unless Contractor has coordinated with the Railroad and obtained the Railroad's advance approval and accommodation of such crossing and Contractor fully complies with all requirements and constraints of the Railroad regarding said temporary crossing.



         14.13        CONTRACTOR'S SECURITY RESPONSIBILITIES.



                      14.13.1 Contractor shall at all times conduct all operations under this Agreement in a manner to minimize the risk of loss, theft, or damage by vandalism, sabotage, or other means to any property. Contractor shall promptly take all reasonable precautions which are necessary and adequate against any conditions which involve a risk of a loss, theft, or damage to its property.



                      14.13.2 Contractor shall comply with any reasonable security program adopted by Owner for the Site and all applicable Laws,


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Contractor shall cooperate with Owner on all security matters and shall promptly comply with any reasonable Project security requirements established by Owner. Such compliance with these security requirements shall not relieve Contractor of its responsibility for maintaining proper security for the above noted items, nor shall it be construed as limiting in any manner Contractor's obligation to undertake reasonable action as required to establish and maintain secure conditions at the Site.



                      14.13.3 Contractor shall prepare and maintain accurate reports of incidents of loss, theft, or vandalism and shall furnish these reports to Owner within 24 hours of such incident.



                      14.13.4 Contractor shall be responsible for the security of the lay down area provided or assigned to it and for the equipment and/or materials furnished, received, or issued by or to it.



         14.14 SECURITY AND ACCESS TO SITE. Entrance into Owner's property by employees of Contractor or its Subcontractors will be subject to Owner's reasonable security rules and regulations disclosed to Contractor in writing, and Contractor agrees to comply and cause compliance by its Subcontractors therewith. Contractor may obtain authorization for trucks and other vehicles to enter Owner's property subject to compliance with such rules and regulations. Contractor's representatives and employees must enter the Site through an entrance designated by Owner. If Owner requests Contractor to perform security and access functions not otherwise included in the Work Scope, then such cost shall be Additional Work and Contractor shall be entitled to a Change Order for such cost.



                      14.14.1 All vehicles that enter upon Owner's property, and all lunch, other containers, and packages of Contractor, Contractor's employees, its Subcontractors, and Subcontractors' employees shall be subject to inspection by Owner's security personnel at any time while on Owner's property.



         14.15        FIRE PREVENTION.



                      14.15.1 Within fifteen (15) days after the Effective Date, Contractor shall submit its plan for fire prevention and fire protection at the Site to Owner for approval. Such approval shall not relieve Contractor of its contractual obligation to use extraordinary care with regard to fire prevention.



                      14.15.2 Contractor shall provide portable fire extinguishers compatible with the hazards of each work area, and shall instruct its personnel in their location and use. Wherever welding and burning are conducted, flammable materials shall be protected, and an observer shall be provided by Contractor to be present during the burning

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



and welding operation to ensure that protective measures are taken and that no fires result from such operation.



                      14.15.3 In the event of fire, Contractor shall immediately notify Owner's appropriate fire control department. Contractor shall be advised prior to commencement of Work at the Site as to the details of reporting such an emergency.



                       ARTICLE 15 MISCELLANEOUS PROVISIONS



         15.1 WORDS AND PHRASES. Where the words "as shown," "as detailed," "as indicated," or words of like import are used in the Contract Documents, reference is to the drawings, unless the context clearly indicates a different meaning. Where the words "required," "approved," "satisfactory," "determined," "acceptable," or words of like import are used in the Contract Documents, action by Owner is indicated unless the context clearly indicates otherwise, and all Work shall be in accordance therewith. Such action, or failure to act, shall not relieve Contractor of its contractual responsibilities for performance of its duties and obligations under the terms of the Contract Documents. Wherever in the Contract Documents it is provided that Contractor shall perform certain Work "at its expense" or "without charge," or that certain Work will not be paid for separately, such above quoted words mean that Contractor shall not be entitled to any additional compensation from Owner for such Work, and the cost thereof shall, unless otherwise specified, be considered as included in the payment for other items of Work. Whenever the Contract Documents permit or require action by Owner, including approvals, consents or review, such action shall be reasonably taken and not be unreasonably withheld or delayed. Words, expressions and phrases of a technical nature which are not otherwise defined herein shall be interpreted in accordance with a recognized and well known trade meaning in the construction industry.



         15.2 TEAM RELATIONSHIP. Owner and Contractor proceed with the Project on the basis of trust, good faith and fair dealing. They agree to take all actions reasonably necessary to perform this Agreement in an economical and timely manner consistent with the terms and conditions hereof.



         15.3 EXTENT OF AGREEMENT. The Contract Documents are solely for the benefit of the parties hereto and represent the entire and integrated agreement between the parties, and supersede all prior negotiations, representations or agreements, either written or oral, which are fully merged herein, with the exception of that certain Confidentiality Agreement dated as of December 1996 executed by MCNIC Oil & Gas Company and Contractor (the "Confidentiality Agreement") and Services Agreement.



         15.4         QUALIFICATION IN STATE.

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                      15.4.1 Contractor is a limited liability company organized under the laws of the State of Utah. Upon Owner's reasonable request, Contractor shall provide Owner with a certificate of good standing from the Utah Department of Commerce during the period of this Contract.



                      15.4.2 TRADE AND PROFESSIONAL LICENSES. Contractor is duly licensed to do the type and scope of Work contemplated and required by the Contract Documents and employs and will utilize in performing the Work hereunder professional engineers who are properly licensed in the State of Utah to provide design and engineering services and to certify and stamp the drawings which are a part of the Work hereunder. Contractor shall not (a) engage the services of or purchase materials or labor for use on the Project from any person or firm required to be licensed under the Utah Construction Trades Licensing Act, who is not duly and properly licensed to perform the services or provide the labor and materials sought by Contractor for purposes of the Project; or (b) utilize engineers to perform the Work who are not properly licensed to perform such services in the State of Utah.



         15.5 CONTRACTOR'S STATUS. Contractor represents that it is fully experienced, properly qualified, registered, licensed, equipped, organized, and financed to perform the Work as required under the Contract Documents. For all purposes Contractor is, and shall be deemed to be and treated as, an independent contractor and not as the agent of Owner while engaged in the performance of the Work. Nothing set forth herein shall be deemed to create the relationship of partners, principal and agent, or joint venturers between the parties hereto. Contractor shall maintain complete control over its employees, suppliers and Subcontractors. Nothing contained in the Contract Documents or any subcontract awarded by Contractor shall create any contractual relationship between any such supplier or Subcontractor of any tier and Owner. Contractor shall perform its Work hereunder in accordance with its own methods subject to compliance with the Contract Documents.



         15.6 COMMERCIAL ACTIVITIES. Contractor shall not establish any commercial activity or issue concessions or permits of any kind to third parties for establishing commercial activities on lands owned or controlled by Owner except to the extent necessary for the proper performance of the Work. Contractor shall not allow its employees to engage in any commercial activities on the Site.



         15.7 SITE INSPECTION. It is agreed, that prior to the award of this Agreement, Contractor visited the Site. By execution of the Agreement, Contractor acknowledges such visit and an understanding of the conditions under which the Work must be accomplished including the manner of construction and access to the Site.



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         15.8         CONFIDENTIAL INFORMATION.



                      15.8.1 Owner and Contractor agree that the Confidentiality Agreement is, and remains, in full force and effect. Owner agrees to be bound by the terms and provisions of such Confidentiality Agreement as fully and completely as if Owner were a signatory thereto. Notwithstanding the foregoing, Owner and Contractor agree that (a) Contractor and its employees shall not without prior consent of Owner, make any public announcement regarding the financial terms and conditions of the Agreement, and (b) Contractor may, with the Owner's approval, which approval shall not be unreasonably withheld, issue a press release concerning the entry of Contractor and Owner into this Agreement,
(b) may place signage at and near the Site identifying the Project and Contractor's involvement in the Project, and (c) and Owner may develop and use certain photographic and general descriptions of the Project in their respective sales and marketing efforts.



                      15.8.2 Owner acknowledges that Contractor's reports, plans, specifications, field data, field notes, laboratory tests data, calculations, estimates and similar data and documents are instruments of professional service and not products. In consideration of the relinquishment of Ownership of such documents by Contractor, Owner hereby waives any claim against Contractor and shall defend and hold harmless Contractor from and against any liability for injury or loss allegedly arising from re-use of any of such documents on another project.



         15.9 NONWAIVER OF DEFAULTS. Failure of Owner or Contractor at any time, or from time to time, to enforce or require strict observance and performance of any term or condition of the Contract Documents will not constitute a waiver of, or affect, or impair such term or condition in any way; nor will such failure affect the right of either party to avail itself at any time of such remedies as it may have for any breach or breaches of such term or condition by the other party.



         15.10 CONFLICT OF INTEREST. Contractor and Owner shall exercise reasonable care and diligence and establish reasonable precautions to prevent its employees or agents from making, receiving, providing, or offering substantial gifts, entertainment, payments, loans, or other considerations for the purpose of influencing the individuals to act contrary to the requirements of the Contract Documents. This obligation shall apply to the activities of the employees and agents of Contractor in their relations with the employees and their families of Owner and of third parties associated with the Work and visa versa.



         15.11 EMPLOYEES. Prior to Final Acceptance and for a period of six (6) months thereafter, neither party will offer employment or enter into any consulting arrangement with an employee of the other party who was an employee of such party as of the Effective Date or at any time during the Contract Time.

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         15.12        LAWS, ORDINANCES, PERMITS, LICENSES, AND TAXES.



                      15.12.1 Contractor shall comply with all Laws, safely plans, and requirements of every duly constituted governmental authority, agency or instrumentality having jurisdiction over the Work or the Site that are applicable at the time Contractor performs the Work. Contractor shall notify Owner immediately upon any denial, suspension or revocation of any permit; shall make all contributions with respect to employment required by such applicable Laws, and shall assume and pay any taxes imposed on the Work, including sales and use tax, as any or all of which may apply to these Contract Documents except that Owner shall indemnify Contractor from any sales tax not paid by Contractor or its Subcontractors in reliance on any exemption claimed by Owner. All Subcontractors, vendors or suppliers performing Work under this Contract will comply with the terms and conditions of this Section 15.12.1.



                      15.12.2 All articles and materials furnished by Contractor hereunder shall comply with such provisions of the Federal Occupational Safely and Health Act of 1970, and the Federal Mine Safely and Health Amendments Act of 1977 and regulations under said Acts as apply to the possession and use of such articles and materials as contemplated by the Contract Documents. Contractor shall furnish Material Safely Data Sheets for all such materials.



                      15.12.3 To the extent that the Work contemplated herein requires Contractor to perform its Work in areas which are subject to the jurisdiction of Federal Mine Safety and Health Administration, State Occupational Safety and Health Acts, and/or Federal Occupational Safety Health Act of 1970 (herein collectively referred to as MSHA/OSHA laws), Contractor shall apply for and obtain a Contractor identification number as required under the MSHA/OSHA laws. Contractor shall be responsible for compliance by Contractor and its Subcontractors with all standards, rules, and regulations promulgated under applicable MSHA/OSHA laws, and shall be responsible for any citations or orders issued thereunder arising out of Work to be performed by Contractor or its Subcontractors pursuant to this Agreement, including any assessment levied in connection therewith.



                      15.12.4 Notwithstanding any of the foregoing, to the extent that compliance with any future Laws, or any changes in existing Laws enacted or amended after the Effective Date, of any duly constitutional governmental authority, agency, or instrumentality imposes on Contractor additional requirements to the Work Scope, Owner shall reimburse Contractor for the additional cost incurred by Contractor as a result thereof and grant a reasonable extension of time for the execution of the Work in accordance with
ARTICLE 7, CHANGES IN THE WORK. Except as provided in the foregoing sentence or elsewhere in this Agreement, Contractor shall be responsible for any additional costs of construction required by a change in the Laws after the Effective Date hereof.



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         15.13   INVENTIONS.   Contractor   agrees  that  all   inventions   and
developments  arising  out  of  Work  performed  under  this  Contract  made  by
Contractor,   Contractor's  employees,  its  Subcontractors  or  Subcontractors'
employees, are the property of Owner. Contractor agrees to promptly communicate such inventions and developments to Owner. Contractor further agrees to do or cause to be done, upon Owner's request and at Owner's expense, all reasonable acts and things to assist Owner as may be necessary for filing and prosecuting patent applications on said inventions and developments.



         15.14 ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns. Contractor shall have the right to assign any money due or to become due Contractor hereunder provided that any such assignment shall not be effective until written notice is provided Owner hereunder. Owner may freely assign this Agreement to any affiliated or subsidiary corporation which is sufficiently capitalized to perform Owner's obligations under this Agreement. Contractor may subcontract portions of this Agreement and with respect to any portion of the Work and/or services so subcontracted to any such Subcontractor, Contractor hereby guarantees the performance of this Agreement by each such Subcontractor and hereby assumes full responsibility for any and all of their acts or omissions. Owner and Contractor shall remain fully liable to each other notwithstanding any such approved assignment and/or subcontract. No assignee of Contractor shall further assign performance without the prior approval of Contractor and Owner.



         15.15 CONTROLLING LAW. This Agreement shall be construed and enforced, and all rights and liabilities hereunder shall be determined, in accordance with the laws of the State of Utah. Any legal proceeding of any nature brought by any party to this Agreement against the other party to enforce any right or obligation under the Contract Documents, or arising out of any matter pertaining to this Agreement or the Work to be performed hereunder, shall be submitted for trial before a court of competent jurisdiction.



         15.16 SEVERABILITY. Any provision or paragraph of this Agreement prohibited by law of any state or held to be invalid in any state, shall, as to such state, be ineffective to the extent of such prohibition or invalidity, and such provision or paragraph shall be severable from this Agreement without invalidating the remaining provisions or paragraphs hereof.



         15.17        NOTICES.



                      15.17.1 All notices, agreements, approvals, demands, requests, consents, waivers, directives, instructions, designations, and other communications (collectively called "Notices") required by this Agreement or


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permitted  to be given or made by either  party to the other shall be valid only if given in writing by a duly designated representative or representatives of such other party.



                      15.17.2 Notices required pursuant to this Agreement shall be delivered to Owner by hand, sent by facsimile transmission, or sent prepaid by registered or certified mail, return receipt requested, addressed as follows:




                      CROWN ASPHALT RIDGE, L.L.C.


                      215 South State Street, Suite 550


                      Salt Lake City, Utah 84101


                      Attn: Jay Mealey


                      Facsimile No.:  (801) 537-5609



                      Copies to the following for all Notices required under
ARTICLE 13 hereof:




                      MCNIC PIPELINE & PROCESSING COMPANY


                      500 Griswald Avenue


                      Detroit, Michigan 48226


                      Attn:  Dan Schiffer


                      Facsimile No.: (313) 965-0009



                      and




                      MCNIC PIPELINE & PROCESSING COMPANY


                      150 West Jefferson Avenue, Suite 1700


                      Detroit, Michigan 48226


                      Attn: William E. Kraemer

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                      Facsimile No.: (313) 256-6918



                      or to such other person and/or address or addresses as Owner may direct by written Notice given pursuant to this ARTICLE 15. Any such Notice sent shall be deemed to have been given when delivered into U.S. mails postage prepaid, or if not mailed, when actually delivered and written receipt therefor obtained.



                      All other notices, such as directives and instructions dealing with the day by day operations under this Agreement, shall be sent to Owner only.



                      15.17.3 Notices required to be given to Contractor pursuant to this Agreement shall be delivered by hand, sent facsimile transmission, or sent prepaid by registered or certified mail, return receipt requested, addressed as follows:



                                                              If to Contractor:




                      CENTRY CONSTRUCTORS AND ENGINEERS, LLC


                      375 Chipeta Way


                      Salt Lake City, Utah 84108


                      Attn:  Randy Harmsen


                      Facsimile No.:  (801) 569-0604



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                      Copies to the  following  for all Notices  required  under
ARTICLE 13 hereof:




                      KIMBALL, PARR, WADDOUPS, BROWN & GEE


                      185 South State Street, Suite 1300


                      Salt Lake City, Utah 84111


                      Attn:  Roger D. Henriksen


                      Facsimile No.: (801) 532-7750



                      or to such other person or persons and/or address or addresses as Contractor may direct by written Notice given pursuant to this
ARTICLE 15. Any such Notice so sent shall be deemed to have been given on the actual delivery date of such Notice.



                      All other notices, such as directives and instructions dealing with the day by day operations under this Agreement, shall be sent to Contractor only.



                      15.17.4 Unless otherwise provided in the Contract Documents, if Contractor receives oral instructions from Owner, written Notice confirming said instructions shall be submitted in writing by Owner to Contractor or confirmed in writing by Contractor to Owner within ten (10) days after receiving such instructions.



         15.18 NO INTENDED THIRD PARTY BENEFICIARIES. This Agreement is solely between Owner and Contractor, and there are no intended third-party beneficiaries hereto, including but not limited to Contractor's Subcontractors, suppliers, consultants or other parties retained by Contractor as part of the Work provided hereunder.



         15.19 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on each counterpart were on the same instrument. Executed documents sent by facsimile transmission shall be valid and binding.



         IN WITNESS WHEREOF, the parties by their authorized representatives have executed this Agreement as of the Effective Date intending to be legally bound.



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                      "Contractor"



CEntry Constructors & Engineers, LLC



 a Utah limited liability company








By_____________________________



Its __________________________

         "Owner"





CROWN ASPHALT RIDGE, L.L.C.,



 a Utah limited liability company






By_____________________________



Its __________________________








By_____________________________



 Its __________________________



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